CODE OF ETHICS

AND

COMPLIANCE POLICIES AND

PROCEDURES MANUAL

March 2022

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

TABLE OF CONTENTS

INTRODUCTION		5
1.	Chief Compliance Officer	6
2.	Purpose of Code of Ethics and Compliance Policies and Procedures Manual	6
3.	Legal And Regulatory Overview	7
4.	Violations And Remedies	7
5.	Employee Responsibilities	9
6.	How To Use This Document	9
7.	Definitions	10
8.	Whistleblower Program	13

CODE OF ETHICS		14
I.	STANDARDS OF CONDUCT	14
II.	PERSONAL ACCOUNT DEALING AND TRADING	15
1.	Outside Accounts	15
2.	Personal Trading	16
3.	Prohibited Transactions	17
4.	Periodic Reporting	18
III.	INSIDER TRADING	19
1.	Who is an insider?	20
2.	What is Material Information?	20
3.	What is Non-public Information?	20
4.	Identification and Prevention of Insider Information	20
5.	Penalties for Insider Trading	20
IV.	GIFTS AND ENTERTAINMENT	21
1.	Gifts	21
2.	Entertainment	21
3.	Prohibited Activities	21
V.	POLITICAL CONTRIBUTIONS	22
VI.	OUTSIDE BUSINESS ACTIVITIES	23
1.	What is an outside business activity?	23
2.	Disclosure	23
VII.	CONFIDENTIALITY	24
1.	Information about the Firm, Clients, Investors, Related Parties, Employees and Others	24
2.	Prior Employer’s Confidential Information and Trade Secrets	24

POLICIES & PROCEDURES		25
I.	REGISTRATION REQUIREMENTS	25
1.	Form ADV	25
2.	Annual and Other Form ADV Amendments	25
3.	Brochure Rule	26
4.	Other	26
5.	Procedures	26
II.	SUPERVISION	27
III.	REGULATORY REPORTING	28

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

1.	Beneficial Ownership Reports	28
2.	Institutional Investment Manager Reports	29
3.	Insider Ownership Reports	29
4.	Procedures	29
IV.	LIMITS ON AUTHORITY	30
V.	ANTI-MONEY LAUNDERING	31
1.	AML Procedures	31
2.	Office of Foreign Asset Control (“OFAC”)	35
3.	Reliance upon Third Parties	36
4.	Enhanced Due Diligence for Senior Foreign Political Figures	36
5.	Foreign Shell Banks	36
6.	Know Your Customer Request Form	37
VI.	CLIENT COMPLAINTS	40
VII.	COMMUNICATIONS	40
1.	Clients	40
2.	Media / Press	41
3.	Regulators	41
4.	Social media	41
5.	Procedures	42
VIII.	MARKETING AND COMMUNICATION	43
IX.	INVESTMENT ADVISORY CONTRACTS AND FEES	45
1.	General	45
2.	Content of Investment Advisory Agreements	46
3.	Procedures	48
X.	CLIENT REFERRALS AND SOLICITATION ARRANGEMENTS	49
1.	General	49
2.	ERISA Considerations	49
3.	Indirect Payments for Client Referrals	49
4.	Procedures	49
XI.	DOCUMENTATION OF ACCOUNTS AND ACCOUNT OPENING	50
1.	Suitability	50
2.	Account Documentation and Information	50
3.	Account Activation	51
4.	Procedures	52
XII.	PRIVACY	52
1.	Protected Information	52
2.	Initial and Annual Notices	52
3.	Content of Notices	52
4.	Safeguarding Client Information	53
5.	Procedures	53
XIII.	CLIENT OPPORTUNITIES	55
1.	Procedures	55
XIV.	ORDER ENTRY	56
1.	Procedures	56
XV.	ALLOCATION OF TRADES	57
1.	Procedures	57
XVI.	BEST EXECUTION	58
1.	Procedures	58
XVII.	PROXY VOTING	59

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

XVIII.	CUSTODY	59
1.	Procedures	61
XVIII.	VALUATION	62
1.	Roles and Responsibilities	62
2.	Valuation Procedures	63
XIX.	TRADE ERRORS & MODIFICATIONS	65
3.	Errors Subject to the Procedures	65
4.	Broker Errors	66
5.	Procedures	66
XX.	CYBERSECURITY	68
1.	Responsibility	68
2.	Procedures	68
XXI.	BUSINESS CONTINUITY PLAN	69
XXII.	RECORD KEEPING	69
1.	Procedures	71
XXIII.	THIRD PARTY SERVICE PROVIDERS	78

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

INTRODUCTION

This document incorporates the Code of Ethics and the Compliance Policies and Procedures Manual that make up the U.S. compliance program (“Compliance Program”) for those employees supervised by Berenberg Asset Management LLC (“BAM” or the “Firm”). BAM is a Delaware limited liability company organized in December 2013 and based in New York City, New York. BAM’s sole member is Berenberg Americas LLC, which in turn is a wholly owned subsidiary of Berenberg Beteiligungsholding GmbH (“BBH”). BBH is the holding company for Joh. Berenberg, Gossler & Co. KG (“BEGO”), a German regulated bank. This document sets out BAM’s Code of Ethics and written supervisory procedures and is to be used by the Firm’s employees, in conjunction with U.S. federal securities laws, as a guide for compliance with applicable legal standards and internal Firm policies.

BAM provides investment advice in the United States (“U.S.”) that originates from its participating affiliate, BEGO, which is not registered as an investment advisor with the U.S. Securities & Exchange Commission (“SEC”) or in the U.S.. BAM will provide these advisory services pursuant to long-standing SEC no-action letters1 that allow BAM to offer the capabilities, infrastructure and expertise of BEGO to U.S. prospective clients without requiring BEGO to register provided BAM adheres to certain restrictions.

In BAM’s capacity as investment manager, BAM and its employees act as fiduciaries and owe a series of duties to BAM’s clients. These requirements include a general duty to act at all times in the clients’ best interest and avoid actual and apparent conflicts of interest. In addition, being a registered investment adviser (“RIA”) with the SEC requires BAM to comply with all substantive provisions of the Investment Advisers Act of 1940 (“Advisers Act”) and be subject to examination by the SEC.

The Code of Ethics and Compliance Policies and Procedures Manual applies to all directors, officers, employees and, where applicable, consultants of BAM, including all U.S.-based supervised and dual-hatted employees based in the U.S., as well as all dual-hatted employees outside the U.S. who conduct advisory business on behalf of U.S. clients (collectively, “Covered Persons” or “Employees”). For the purposes of this document, BAM’s clients are the separate accounts that it will manage on behalf of U.S. institutions and prospects (“Clients”).

This document describes in general terms the U.S. requirements that Covered Persons must follow and the policies and procedures for complying with these requirements. While non-U.S. regulations are not addressed, this document applies to offices outside U.S. for any Covered Person who will provide advisory services to U.S. clients, unless otherwise specifically noted. In accordance with Unibanco line of guidance, those employees who provide such services are deemed to be dual-hatted employees and subject to supervision by BAM Compliance and to the policies and procedures outlined herein. The laws of other jurisdictions may apply with respect to BAM’s activities outside of the U.S.

[1]

Uniao de Bancos de Brasileiros, SEC No-Action Letter (pub. avail. July 28, 1992); The National Mutual Group, SEC No-Action Letter (pub. avail. Mar. 8, 1993); Mercury Asset Management plc, SEC No-Action Letter (pub. avail. Apr. 16, 1993); Kleinwort Benson Investment Management Limited, SEC No-Action Letter (pub. avail. Dec. 15, 1983); Murray Johnstone Holdings Ltd., SEC No-Action Letter (pub. avail. Oct. 7, 1994); ABN AMRO Bank N.V., SEC No- Action Letter (pub. avail. July 1, 1997); Royal Bank of Canada et al., SEC No-Action Letter (pub. avail. June 3, 1998) (collectively, “Unibanco”).

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

In addition, BEGO’s policies and procedures apply to all dual-hatted employees.

The Firm may update this document to describe additions or changes to the Compliance Program as deemed appropriate.

1. Chief Compliance Officer

The Firm has designated Daniel Renndorfer to serve as the Firm’s Chief Compliance Officer and has vested complete authority in the Chief Compliance Officer to develop appropriate compliance policies and procedures, to enforce those policies and procedures and to report any violations directly to the senior management of the Firm. The Chief Compliance Officer may designate one or more qualified persons to perform any portion of the requirements included herein Other employees with responsibilities outlined in this document may also delegate to appropriate persons subject to their supervision (e.g., a portfolio manager may delegate certain responsibilities to a member of his or her portfolio management team).

The Chief Compliance Officer may make exceptions, on a case-by-case basis, to any of the provisions of this document upon a determination of the facts and circumstances involved. Approval of all such exceptions must be in writing.

Any review that is required to be completed by the Chief Compliance Officer or his designee under the Code of Ethics and policies and procedures must be documented. The evidence of such review must include the date of such review.

Employees should contact the Chief Compliance Officer if they have any questions about this document or any other compliance-related matters.

The Chief Compliance Officer is responsible for distributing these policies and procedures to all Covered Persons and conducting appropriate training to insure adherence.

The Chief Compliance Officer will review this document and perform a risk assessment at least annually and, in light of any legal and business developments and changes in relevant regulatory rules, make any changes deemed appropriate. The Chief Compliance Officer will document and maintain evidence that the annual review and risk assessment were performed and updates were completed.

2. Purpose of Code of Ethics and Compliance Policies and Procedures Manual

The Firm is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisers Act and SEC rules impose requirements on the Firm to adopt a Code of Ethics and compliance policies and procedures. Rule 204A-1 under the Advisers Act requires every registered investment adviser to establish, maintain and enforce a

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

Code of Ethics that at a minimum addresses personal trading by its “access persons.” Section 204A of the Advisers Act requires all registered investment advisers to have policies and procedures to detect and prevent insider trading. In addition, Rule 206(4)-7 requires registered investment advisers to adopt written compliance procedures, review the adequacy of those procedures annually, and designate a Chief Compliance Officer to review and implement those procedures. This document includes the Code of Ethics and compliance policies and procedures that have been adopted by the Firm to comply with the Advisers Act and other applicable laws.

3. Legal and Regulatory Overview

As an investment adviser, the Firm is subject to principles of fiduciary duty, which are enforceable under both the Advisers Act and state law. These principles dictate that the Firm conduct its business in a manner that places the interests of Clients above the interests of the Firm.

The SEC has adopted detailed rules to implement the requirements of the Advisers Act. It requires investment advisers, such as the Firm, to be conscious as fiduciaries of any potential conflicts of interest, by virtue of affiliate relationships or otherwise, to assess potential risks to clients as a result of such conflicts, and to fully disclose such conflicts and risks to clients. In addition to disclosure requirements, the Advisers Act and SEC rules impose certain direct requirements on advisers’ conduct of their business, as set forth in this document.

Investment advisers are also subject to portions of the other federal securities laws. For example, under certain circumstances the Firm may be required to file reports as an institutional investment manager and reports of beneficial ownership under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the broad antifraud provisions of Section 10(b) of the Exchange Act, which prohibit making material misstatements or omissions in connection with the purchase or sale of securities, could give rise to civil liability if the Firm or its employees were to engage in such conduct.

The nature of our Clients may subject the Firm to additional regulatory schemes. As an example, if the Firm manages assets for employee benefit plans, it may become subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to those accounts. Thus, the Firm must ascertain whether a Client’s particular form of organization imposes any special regulatory requirements before undertaking to manage the Client’s assets.

The Firm is subject to examination by the SEC staff. If an employee receives any contact or inquiries from regulators, they must be referred to the Chief Compliance Officer.

4. Violations and Remedies

Any determination of whether a code of ethics violation is material depends on the facts and circumstances of the violation. The Chief Compliance Officer has full discretion for determining whether a violation is “material”.

As a general matter, BAM would consider the following types of violations as “minor.”

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

•	Employee provides incorrect or incomplete account or trade information;

•	Employee traded without pre-clearance approval when normally Compliance would have approved the trade if approval had been sought;

•	Employee did not submit a complete or timely initial or annual holdings report or a securities transactions report;

•	Employee fails to report the existence of an account;

•	Employee fails to submit signed acknowledgments of certain Code forms and certifications;

•	Pre-clearance irregularities, and

•	Employee fails to complete required Code training.

•	Minor violations generally involve an oversight or misunderstanding of the Code requirements by an Access Person and that have no client impact.

Generally, the following violations would be considered “material”:

•	Engage in front running, and/or profit personally, directly or indirectly, as a result of knowledge about a security or a transaction

•	Take action or a course of action to deliberately defraud or mislead a client, including by making any statement that omits material facts

•	Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others.

In determining whether a violation is “material”, the Chief Compliance Officer may the degree of willfulness of the violation, the severity of the violation, the extent, if any, to which an Access Person profited or benefited from the violation; the adverse effect, if any, of the violation on a Client; and the Access Person’s history of prior violations of the Code.

For example, violations considered material might include:

•	Activity that reoccurs even after an Access Person has been informed that such activity violates the Code of Ethics.

•	Actions that indicate a deliberate attempt by an Access Person to benefit him or herself, or a related party, to the detriment of a Client.

•	Actions that indicate dishonesty or an attempt to defraud.

•	Activity or failure to act indicating an intention to mislead the Compliance Team in contravention of Code.

Legal penalties for violating various SEC and other applicable laws and regulations can be severe, both for individuals involved in such unlawful conduct and for their employers. For example, breaches of insider trading proscriptions described in the Firm’s Code of Ethics can result in treble damages, jail sentences and other criminal sanctions. In addition, the full panoply of administrative sanctions available to the SEC under the Advisers Act may be imposed on the individual violator and/or the Firm, including:

•	censure;

•	cease and desist orders;

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

•	limitations on the activities, functions, or operations of the Firm;

•	suspension of the Firm’s registration for a specified period;

•	revocation of the Firm’s registration;

•	civil money penalties for an employee and/or for the Firm; and

•	bar and suspension of an employee from association with any investment adviser or other regulated entity.

5. Employee Responsibilities

As a matter of Firm policy, compliance with the Code of Ethics and Compliance Policies and Procedures Manual is a condition of continued employment with the Firm. Covered Persons must report any violation of the policies contained within this document, including non-compliance with applicable rules and regulations, fraud, or illegal acts involving any aspect of the firms’ business, material misstatements in client records or reports or any activity that is harmful to clients, promptly to the Chief Compliance Officer. Covered Persons are required to report “apparent” or “suspected” violations in addition to actual or known violations. The Chief Compliance Officer will investigate any reported or suspected violation and report to the senior management the factual findings and recommend sanctions, where appropriate. Covered Persons are required to cooperate in any investigation. All reports will be treated confidentially to the extent permitted by law. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation.

Each Covered Person is required to acknowledge having read (and must retain a copy of) this Code of Ethics and Compliance Policies and Procedures Manual. (See Appendix for Acknowledgement form.) At least once a year, each Covered Person will be required to complete the Annual Compliance Survey and Certification (see Appendix) and certify that such Covered Person has read and understood all sections of this document, has complied with its requirements, and has disclosed or reported all personal securities transactions required to be disclosed or reported.

This document is the property of the Firm and its contents are strictly confidential.

6. How to Use This Document

This document is presented in two sections. The first section is the Code of Ethics, which sets forth the ethical and fiduciary principles and related compliance requirements under which the Firm must operate and the procedures for implementing those principles. The second section is the Compliance Policies and Procedures Manual, which contains the policies and procedures for compliance with other requirements imposed by applicable laws and regulations, including SEC rules. Use of the word “we” (or “our”) in this document refers to the Firm and all Covered Persons.

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

Generally, for each topic in both the Code of Ethics and the Compliance Policies and Procedures Manual, a summary of applicable legal requirements is provided, followed by a statement of the Firm’s policy on the issue. After this, the procedures through which the policy will be implemented are set forth. The goal is to specify who is responsible for compliance with the applicable legal and regulatory requirements and Firm policies and what each such responsible person must do reasonably to assure that the requirements and policies are satisfied.

7. Definitions: for Purposes of this document as defined by Rule 204A-1 and 17j-1

Access Person includes any supervised person who:

•

Has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the adviser or its control affiliates manage

•	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic

Automatic Investment/Dividend Reinvestment Plan means a program in which regular periodic purchases or withdrawals are made automatically in (or form) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan. This includes fixed interest securities.

Beneficial Owner shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. You have a “Beneficial Ownership” of a Reportable Security when you or a Family Member, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

•	The opportunity, directly or indirectly, to profit or share in the gains, losses, dividends or interest obtained from a Reportable Security transaction.

A Covered Person is considered to be the beneficial owner of an account: 1) in which he or she has any financial interest or ability to exercise control; 2) of any account belonging to immediate family members (including any relative by blood or marriage) sharing the Covered Person’s household; or 3) of an account of any person to whom a Covered Person provides substantial financial assistance (50% or more).

Client refers to any person or entity for which BAM manages investments or otherwise acts as investment adviser or subadvisor.

Control has the same meaning as in section 2(a)(9) of the 1940 Act.

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

Covered Person — means any officer, director, trustee or employee of BAM, including:

•	All BAM employees based in the U.S.

•	“Dual hatted” employees employed by BEGO and based abroad

•	BEGO employees providing investment services to U.S. investors, and

•	Certain consultants, agents and temporary workers

Covered Securities includes (i) Any security except direct obligations of the U.S. government; (ii) bankers acceptances, CDs, commercial paper and high quality short-term debt (including repurchase agreements); (iii) shares of open end funds other than fund/funds advised or sub-advised by the BAM and any of its affiliates.

Discretionary Account means a Reportable Account over which:

•	You or a Family Member has no direct or indirect influence or control and

•	A person or entity not subject to the Code has sole investment power.

Dual-Hatted - Employees of BAM based outside the U.S., who conduct advisory business on behalf of U.S. clients (collectively, “Covered Persons” or “Employees”). For the purposes of this document, all dual hatted employees of BAM are Supervised, Covered and Access Persons.

Family Members means the person’s immediate family (including any relative by blood or marriage) sharing the same household.

Federal Securities Laws means the Securities Act of 1933; Securities Exchange Act of 1934; Sarbanes Oxley Act of 2002; Investment Company Act of 1940; Investment Advisers Act of 1940; Title V of the Gramm-Leach-Bliley Act and any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted thereunder by the Commission or the Department of the Treasury.

Fund means an investment company registered under the Investment Company Act of 1940.

Immediate family means son, daughter (including a legally adopted child) or any descendants of either, stepson or stepdaughter, son-in-law, daughter-in-law, father or mother or any ancestor of either, stepfather or stepmother, mother-in-law or father-in-law, siblings or siblings-in-law, and spouse or “domestic partner.”

Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Company Sub Advisor – A money manager who works outside of the fund and is hired by the fund manager to help with an investment portfolio. These subadvisors are allowed to manage all or some of the fund’s assets, and usually are given a set of investment objectives to adhere to when selecting securities.

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

Reportable Account is a securities account at a broker, dealer, bank or other financial institution in which the access person has any direct or indirect Beneficial Ownership and the account holds or is capable of holding a Reportable Security. This includes retirement plan accounts, such as 401(k) and 403(b) plans.

Reportable Fund Any Fund for which the Adviser serves as investment adviser as defined in the Investment Company Act of 1940. Reportable Funds include any open-end investment company whose investment adviser controls, is controlled or is under common control with the Adviser.

Reportable Security means any security not specifically excluded below: Examples of Reportable Securities (not all inclusive)

•	In general, any interest or instrument commonly known as a “security” Stock

•	Shares of any exchange traded fund (“ETF”)

•	Shares of any closed-end fund

•	Shares of any “Limited Offering”

•	Interests in limited partnerships and limited liability companies

•	Options, futures, swaps and other derivatives

•	Notes, Bond, debenture or evidence of indebtedness

•	Municipal bond

•	Shares of open-end mutual funds that are advised or sub-advised by BAM or its affiliates, also referred to herein as Reportable Funds

Reportable Security does NOT include:

•	Direct obligations of the U.S. Government, such as U.S. bonds or treasuries;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments (including repurchase agreements);

•	Shares issued by money-market funds

•	Share issued by open-end funds (both U.S. and Europe) except for Reportable Funds

•	Shares in fixed interest securities

•

Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies (such as some variable annuities or other variable life insurance products) where none of the open-end investment companies are advised or sub-advised by BAM or their related entities.

Security Held or To Be Acquired by the Fund:

1.

Any Covered Security which within the most recent 15 days is or has been held by the Fund or is being or has been considered by the Fund or is being or has been considered by the Fund or its investment adviser for purchase by the Fund, AND

2.	Any option to purchase or sell, and any security convertible into or exchangeable for a Covered Security.

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

3.	This is limited to the BAM sub-advised securities portion of the Fund

Supervised Persons include:

1.	Directors, officers, and managing partners of the adviser (or other persons occupying a similar status or performing similar functions)

2.	Employees of the adviser

3.	Any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control

8. Whistleblower Program (only applicable to BAM employees domiciled in the US)

Section 21F of the Securities Exchange Act of 1934 entitled “Securities Whistleblower Incentives and Protection”, implemented certain protections for “Whistleblowers”.

The term ‘‘whistleblower’’ means any individual who provides, or two or more individuals acting jointly who provide, information relating to a violation of the securities laws to the Commission, in a manner established, by rule or regulation, by the Commission.

In general, no employer may discharge, demote, suspend, threaten, harass, directly or indirectly, or in any other manner discriminate against, a whistleblower in the terms and conditions of employment because of any lawful act done by the whistleblower;

1.	in providing information to the Commission in accordance with this section;

2.	in initiating, testifying in, or assisting in any investigation or judicial or administrative action of the Commission based upon or related to such information; or

3.

in making disclosures that are required or protected under the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201 et seq.), the Securities Exchange Act of 1934 (15 U.S.C. 78a et seq.), including section 10A (m) of such Act (15 U.S.C. 78f (m) [130]), section 1513(e) of title 18, United States Code, and any other law, rule, or regulation subject to the jurisdiction of the Commission.

Additionally, no person may take any action to impede an individual from communicating directly with the Commission staff about a possible securities law violation, including enforcing, or threatening to enforce, a confidentiality agreement (other than agreements dealing with information covered by §240.21F-4(b) (4) (i) and §240.21F-4(b) (4) (ii) related to the legal representation of a client) with respect to such communications.

Nothing in this manual shall be deemed to diminish the rights, privileges, or remedies of any whistleblower under any Federal or State law.

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

CODE OF ETHICS

I. STANDARDS OF CONDUCT

The Firm is a fiduciary of its Clients, which includes any Funds that the Firm is a sub adviser and provides sub advisory services and owes each Client an affirmative duty of good faith and full and fair disclosure of all material facts. This duty is particularly pertinent whenever the adviser is in a situation involving a conflict or potential conflict of interest. The Firm and all Covered Persons must affirmatively exercise authority and responsibility for the benefit of Clients and may not participate in any activities that may conflict with the interests of Clients except in accordance with this document.

Personnel who are considered Covered Persons under the BAM Code of Ethics (the “Code”) include the following:

•	All BAM employees based in the U.S.

•	“Dual hatted” employees employed by BEGO and based abroad

•	BEGO employees providing investment services to U.S. investors

•	Certain consultants, agents and temporary workers

Covered Persons are considered “Access Persons” as defined by the Advisers Act and are required to adhere to all policies and to report to BAM as described herein. Generally, employees of BEGO who do not provide investment advice or do not have access to U.S. client information and temporary or contract workers are excluded from the requirements of the Code and are not Covered Persons.

In addition, we must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Clients. BAM requires all Covered Persons to conduct all business dealings in an ethical fashion and to abide by not only the technical requirements of this Code, but also to the spirit in which it is intended.

BAM holds to the following principles:

We are fiduciaries – at all times we place the interests of our clients first

•	No employee should take inappropriate advantage of his or her position

•	Information concerning client transactions, holdings and financial circumstances is confidential

•	We maintain and exercise independence in our investment decision-making process

•

All personal securities transactions will be conducted in such a manner as to be consistent with the Code of Ethics and to avoid any actual or potential conflict of interest or any abuse of our position of trust and responsibility

Covered Persons are required to abide by all applicable federal securities laws. Policies concerning these securities laws are discussed in greater detail in this document. Covered Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client to:

•	Defraud a client in any manner

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

•	Mislead a client, including by making any statement that omits material facts

•	Engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit on a client

•	Engage in any manipulative practice with respect to a client

•	Engage in any manipulative practice with respect to securities, including price manipulation

•	Favor the interests of one client over another client

•	Profit personally, directly or indirectly, as a result of knowledge about a security or a transaction.

II. PERSONAL ACCOUNT DEALING AND TRADING

The Advisers Act requires that each SEC-registered investment adviser adopt and maintain policies and procedures that require the adviser’s Covered Persons to report their transactions and holdings periodically to the Chief Compliance Officer and requires the adviser to review these reports. Personal investments must be consistent with the Firm’s mission to always put Client interests first. All Covered Persons must comply with BAM policies regarding personal account dealing and trading.

1. Outside Accounts

BAM permits Covered Persons to maintain securities accounts where they have any direct or indirect beneficial ownership at BAM and other financial institutions under certain circumstances.

All outside accounts are Reportable Accounts, except for accounts that do not hold, and cannot hold, a Reportable Security. For example, the following outside accounts would not be considered Reportable Accounts: :

•	401(k) and 403(b) or foreign pension plan accounts that can only hold mutual funds and exchange traded funds (“ETFs”)

•	Accounts held directly at mutual fund companies

•	Variable annuities held directly at the carrier

•	Accounts held directly at 529 plans

All other outside accounts must be disclosed within 10 days of becoming a Covered Person and certified to on an annual basis within 30 days of year end. Any changes to existing accounts must be disclosed promptly to the Chief Compliance Officer. Covered Persons must also notify the Chief Compliance Officer of, and receive prior written approval for, any new accounts. For any pre-approved account established during the quarter, the Covered Person must disclose the report date, date the account was established, and name of the broker-dealer/bank.

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

2. Personal Trading

Covered Persons who wish to effect a transaction in a Reportable Security, must obtain preclearance for the transaction from the Chief Compliance Officer. To the extent possible, a decision on the permissibility of the trade will generally be rendered by the end of the trading day on which the request is received. Any approvals will be effective until the end of the next trading day unless otherwise specified.

Covered Persons may transact in non-Reportable Securities in any outside accounts that have been approved by the Chief Compliance Officer without preclearance.

All securities are reportable (“Reportable Securities”), except:

•	Direct obligations of the U.S. government

•

Money market instruments (bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments), where “high-quality short-term debt instrument” is defined to mean any instrument having a maturity at issuance of fewer than 366 days and which is rated in one of the highest two rating categories by a nationally recognized statistical rating organization, or which is unrated but is of comparable quality

•	Shares issued by money market funds

•	Shares issued by open-end mutual funds (both U.S. and Europe) excluding, however, shares of open-end investment companies that are advised or sub-advised by BAM or their related entities

•

Shares issued by open-end unit investment trusts that are invested exclusively in one or more open-end investment companies (such as some variable annuities or other variable life insurance products) where none of the open-end investment companies are advised or sub-advised by BAM or their related entities

Transactions effected pursuant to an automatic investment plan that has been approved by the Chief Compliance Officer are exempt from preclearance so long as no changes to the plan occur.

Purchases of limited or private offerings require pre-approval from the Compliance Department prior to proceeding with a transaction. BAM prohibits Covered Persons from acquiring any securities in an initial public offering without prior written approval from the Compliance Department.

Covered persons are required to adhere to BAM policy concerning restricted trading periods that may be in place from time to time. This policy may prohibit Covered Persons from engaging in transactions in securities on BAM’s blackout list until the stated blackout period has passed.

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3. Prohibited Transactions

•	No Covered Person may trade in a Reportable Security without first obtaining preclearance, unless otherwise exempt.

•	No Covered Person shall transact on the basis of material non-public information.

•	No Covered Person shall transact in any U.S, or European small or mid-cap securities (ETFs are permissible).

•

No Covered Person shall engage in significant short-term trading activity, especially day-trading, except for the purpose of avoiding extensive losses. Short-term trading is generally defined as engaging in a purchase and sale of a security within 15 days. Significant will be defined as more than one (1) short-term trade per month during a 12-month period. However, the Chief Compliance Officer reserves the right to review employee trades and may determine that either more or less activity may constitute short-term trading at the Chief Compliance Officer’s discretion.

Pre -Clearance

Pre- clearance approval will expire one business day after the date the authorization is granted. If the trade instruction is not placed before such pre-clearance expires, the Covered Person is required to again obtain pre-clearance for the trade. In addition, if before placing the trade instructions, the Covered Person becomes aware of any additional information with respect to a transaction that was pre -cleared, Covered Persons shall not proceed further with the trade, without submitting a new pre-clearance request.

Covered Persons are not required to pre-clear the following types of transactions:

•	Treasury securities issued by G8 countries (Canada, France, Germany, Italy, Japan, Russia, United Kingdom and U.S.)

•	Shares of stock listed on any Large Cap Index (e.g. Dax 30, S& P 500, Dow Jones 30, FTSE 100)

•	Shares of an Exchange Traded Fund that tracks a Large Cap Index

•	Purchases or sales which are executed without the knowledge of the Covered Person. (e.g. inheritance, stock split, etc.)

•	Transactions effected for, and Reportable Securities held in, an account over which the Covered Person has no direct or indirect influence or control:

•	Purchases which are part of an Automatic Investment Plan or DRIP or other regular investment in a selected security or securities subject to pre-approval of the first purchase under the scheme;

•	For those Covered Persons residing outside the U.S., registered open ended investment vehicles within their respective jurisdictions which are not advised or sub-advised by BAM;

•

Securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

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•	Spot Currency transactions are not considered Reportable Securities and as such are not subject to this requirement ,

4. Periodic Reporting – Covered Persons

All Covered Persons are required to report security holdings and transaction information for Reportable Securities to BAM on a periodic basis

Initial and Annual Holdings Reports. All Covered Persons must disclose all Reportable Securities in any outside account no later than 10 days after becoming an Access Person, and annually thereafter during the month of January. Each such report must be current as of a date no more than 45 days before the report is submitted. For each Reportable Security the report must include the title and type of financial instrument, ticker symbol or CUSIP, number of shares, and the principal amount of each Reportable Security. The report must also include the name of any broker, dealer or bank with which the Covered Person maintains an account in which securities are held for the Covered Person’s direct or indirect benefit. The report must also include the date the Covered Person submits the report.

Quarterly Trade Reporting Requirements. All Covered Persons must submit to the Chief Compliance Officer within 30 days after the end of the quarter in which such transaction occurs a report of every transaction in Reportable Securities, as described above, in which the Covered Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership. The dated report shall include the name and type of financial instrument, date of the transaction, nature of the transaction(buy/sell), ticker symbol or CUSIP, interest rate and maturity date (for fixed income securities), quantity, price, principal amount and bank, broker-dealer or financial institution through which the transaction was effected. The requirement will generally be satisfied by the sending of duplicate confirmations to the Chief Compliance Officer of trades and monthly account statements for all accounts in which a Covered Person has a beneficial interest. If there are Reportable Securities that do not appear on the confirmations or account statements (e.g., a private placement approved by the Chief Compliance Officer), employees must independently report such securities.

In lieu of Quarterly Transactions Reporting requirements (listed above) BAM allows Covered Persons to provide duplicate trade confirms and account statements. Such duplicates must be received no later than 30 days after the end of each calendar quarter and must reflect all transactions in Reportable or Covered Securities during the quarter.

Managed Accounts are accounts over which a Covered Person has no direct or indirect influence or control, meaning that the Covered Person has no discretion to trade in the account, and the account is being managed by an investment adviser or broker dealer. If any Covered Person has a Managed Account they will not be required to submit quarterly transaction reports or duplicate statement copies, but at the request of the CCO. In addition, they will be required to complete the Discretionary Managed Accounts Disclosure. (Attachment A)

Transactions effected pursuant to an automatic investment plan that has been approved by the Chief Compliance Officer are considered exempt from quarterly reporting requirements so long as no changes to the plan occur. However, an annual holdings report must be filed within 30 days of year-end.

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5. Periodic Reporting – Wilmington Trust

As a sub advisor to the Wilmington Trust Funds, BAM has quarterly reporting and procedural obligations which include:

•	Provision requiring the Fund and Adviser to use reasonable diligence and institute procedures reasonably necessary to prevent violations of its Code of Ethics.

•

Provision requiring the Fund’s Board of Directors to approve the Code of Ethics for the Fund as well as the Code of Ethics for the Adviser (if separate) prior to retaining the services of the Adviser. Prior to approval the Board must receive a certification from the Adviser that is has adopted procedures reasonably designed to prevent Access Persons from violating the Fund’s and/or Adviser’s Code of Ethics.

•	Provision requiring that any material changes to the Fund’s and/or Adviser’s Code of Ethics must be approved by the Fund’s Board within 6 months after adoption of the material change.

•

Provision requiring the Fund (other than a UIT — defined below) and the Adviser to provide the Fund’s Board of Directors with a written report that describes any issues arising using the Code of Ethics or procedures since its last report including but not limited to any material violations of the Code or procedures and sanction imposed. This written report must be updated no less than annually and must include a re-certification that the Fund and Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

•

Provision requiring each Fund and Adviser to implement procedures by which appropriate management or compliance personnel review all Holdings/Transactions Reports submitted by Access Persons (explained below).

•	Provision requiring each Fund and Adviser to identify all Access Persons and inform them of their Holdings/Transactions Reporting obligations.

The above obligations are fulfilled by monitoring Code of Ethics reporting via a third-party software system, My Compliance Office or through the quarterly reporting submitted to the Fund’s Board.

III. INSIDER TRADING

In the course of business, BAM and its employees may have access to various types of material non-public information about issuers, securities or the potential effects of the Firm’s over investment and trading on the market for securities. Covered Persons may not trade a security while in the possession of material non-public information, either personally or on behalf of others nor may Covered Persons communicate material non-public information to others. This conduct is frequently referred to “insider trading.” The Firm’s insider trading prohibitions apply to all Covered Persons and extend to activities within and outside their duties as employees of the Firm.

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1. Who is an insider?

The concept of “insider” is broad and includes officers, directors and employees of a company. In addition, a person can become an insider if he or she enters into a special confidential relationship with the company and is given access to information solely for the company’s purpose (e.g., attorneys, accountants, consultants, advisors).

2. What is Material Information?

“Material information” is generally defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a security.

3. What is Non-Public Information?

Information is considered non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is available to the general public. For example, a press release, an SEC filing, an article in The Wall Street Journal or other publications of general circulation.

4. Identification and Prevention of Insider Information

If a Covered Person believes that he or she is in possession of information that is material and non-public, or has questions as to whether information is materials and non-public, the following steps should be taken:

•	Immediately report the matter to the Chief Compliance Officer.

•	Do not trade in the security or a related-security on behalf of yourself or others.

•	Do not communicate the information inside or outside the Firm other than to the Chief Compliance Officer.

If it is determined that a Covered Person is in possession of material non-public information, the Chief Compliance Officer will place the security on the Firm’s restricted list. All decisions about whether to restrict a security, or remove a security from restriction, shall be made by the Chief Compliance Officer. Restrictions on securities also extend to derivatives, rights and warrants relating to such securities.

5. Penalties for Insider Trading

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers and may include civil penalties up to three times the amount of any profit gained or loss avoided. Additionally, willful violations may result in other significant criminal penalties, including fines up to $5 million and/or imprisonment up to 20 years for an individual and fines up to $25 million for a business. A person can be subject to some or all of the applicable penalties even if he or she does not personally benefit from the violation.

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IV. GIFTS AND ENTERTAINMENT

The giving or receiving of gifts or other items of value to or from persons doing business or seeking to do business with the Firm could call into question the independence of its judgment as a fiduciary of its clients. Therefore, the overriding principle is that Covered Persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Covered Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the Firm or the Covered Persons.

1. Gifts

On occasion, because of an employee’s position with the Firm, an employee may be offered, or may receive, gifts or other forms of non-cash compensation from a client, prospective client, or any person or entity that does or seeks to do business with the Firm. Extraordinary or extravagant gifts are not permissible and must be declined or returned, absent approval by the Chief Compliance Officer. Gifts of a nominal value not exceeding $100 USD annually may be accepted.

Similarly, Covered Persons may give gifts of an aggregate value not exceeding $100 USD per recipient per year to clients, prospective clients, or any person or entity that does or seeks to do business with the Firm on occasions when gifts are reasonable and customary.

2. Entertainment

On occasion, Covered Persons may provide or accept reasonable entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with the Firm, provided there is a business purpose for the entertainment and both parties are present and attend the event. To the extent that one of the parties is not present, the occasion will be treated as a gift and the gift rules discussed in the previous section shall apply. In addition to the policies and procedures outline herein, please refer to BAM’s Travel and Entertainment Policy for further guidelines.

3. Prohibited Activities

Covered Persons should keep in mind the following prohibited activities when given or receiving gifts and/or entertainment:

•	Under no circumstances shall a Covered Person solicit gifts or gratuities from clients, prospective clients, or any person or entity that does or seeks to do business with the Firm.

Berenberg Asset Management LLC Code of Ethics

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•

Covered Persons may not give or accept any gifts with an aggregate value in excess of $100 USD per year to or from any a client, prospective client, or any person or entity that does or seeks to do business with the Firm. If a Covered Person receives a gift with a value in excess of $100 USD, the Chief Compliance Officer must be notified immediately so as to determine the best course of action. Generally, the Covered Person will be required to return the gift. However, at the discretion of the Chief Compliance Officer and in situations where returning the gift would not be remedial (e.g., the gift is custom engraved), the Covered Person may be allowed to make a donation to charitable organization in the amount of gift or may elect to purchase the item directly from the giving party.

•	The giving or receiving of any cash or cash-equivalent gift (e.g., gift cards, vouchers, checks, etc.), regardless of value, is strictly prohibited.

•

No Covered Persons may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of the adviser.

•	Covered Persons may not make any payments or other account adjustments to Clients in order to resolve any type of complaint. All such matters must be handled by the Chief Compliance Officer.

•

ERISA prohibits the acceptance of fees, kickbacks, gifts, loans, money and anything of value that is given with the intent of influencing decision-making with respect to any employee benefit plan. The acceptance or offering of gifts, entertainment or other items may be viewed as influencing decision-making and, therefore, unlawful under ERISA.

•

Many public employee benefit plans are subject to similar restrictions. Covered Persons should never offer gifts, entertainment or other favors to ERISA clients or prospects without the Chief Compliance Officers approval.

•	Any gifts or entertainment to U.S. and foreign public officials, including elected officials or those working for semi-governmental entities, must be pre-approved by the Chief Compliance Officer.

V. POLITICAL CONTRIBUTIONS

The Advisers Act requires BAM to implement a policy against “pay-to-play” practices. Such practices are those where RIAs or their employees make direct or indirect payments to state and local government officials which are perceived to improperly influence the award of government investment business. Such payments could occur by contributing to a political campaign or political action committee (“PAC”) or through gifts and entertainment to government or elected officials, addressed in Section IV above.

Rule 206(4)-5(a)(1) generally prohibits a RIA from receiving compensation for providing advice to a government entity within two years after a contribution to an official of the government entity has been made by the adviser or by any of its covered associates (the “Two-Year “Time Out” Rule”).

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As a result of the Two-Year “Time Out,” no Covered Person may make a contribution to a local, state or federal political campaign, PAC without written pre-approval from the Chief Compliance Officer. Please note that many dinners and events are sponsored on behalf of a political campaign. Purchasing tickets to such events requires pre-approval from the Chief Compliance Officer.

VI. OUTSIDE BUSINESS ACTIVITIES

Our fiduciary duties to Clients dictates that the Firm and its Covered Person devote their professional attention to the Client interests above their own and those of other organizations. Accordingly, Covered Persons may not engage in any outside business activities without the prior written consent of the Chief Compliance Officer. Generally, Covered Persons are prohibited from engaging in outside business or investment activities that may interfere with their duties with the Firm.

1. What is an outside business activity?

Outside business activity includes any business enterprise, whether for compensation or not, that is outside the scope of the Covered Person’s duties to the Firm. These activities include, but are not limited to:

•	providing investment advisory or financial services;

•	acting as a proprietor, partner, officer, director, trustee, consultant, employee, agent or having any financial interest in another business or organization;

•

non-compensated positions where a Covered Person is acting in a fiduciary capacity (e.g., treasurer, power of attorney, charitable trust officer or director for a non-profit company) other than with respect to a family member;

•	business affiliations, including directorships of private companies, consulting engagements, or public/charitable positions;

•	speaking engagements (whether compensated or not);

•	any other activity where the Covered Person is to receive compensation (e.g. part-time employment, writing a novel);

•

any other activity where the Covered Person is to give opinions, thoughts or advice on investments, securities, markets, strategies or related topics (e.g., lecturing at a university, writing a blog, article, white paper or book).

Non-compensated volunteer activities, such as service at a food kitchen or an animal shelter does not need to be disclosed.

2. Disclosure

Employees should disclose to the Chief Compliance Officer, in writing, any outside business activity as defined above within 10 days of becoming a Covered Person. Prior to undertaking any new activities, the Covered Person must obtain written approval from the Chief Compliance Officer. Activities that present a clear conflict of interest or could harm the reputation of the Firm will not be permitted. Certain activities may require additional reporting at the discretion of the Chief Compliance Officer.

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VII. CONFIDENTIALITY

During the course employment, Covered Persons may have access to confidential information related to BAM’s business. “Confidential Information” is any and all non-public, confidential or proprietary information in any form concerning the Firm or its Clients or any other information received by the Firm from a third party to whom the Firm has an obligation of confidentiality. Confidential Information may be in written, graphic, recorded, photographic or any machine-readable form or may be orally conveyed to the Firm or its employees.

1. Information about the Firm, Clients, Investors, Related Parties, Employees and Others

Information related to the BAM’s business includes information about BAM, as well as information related to the BAM’s models, investments, clients, investors, related parties, independent contractors and employees. You may also have access to confidential information about competitors in the industry. You may not, either during your period of service to the BAM or thereafter, directly or indirectly use or disclose to anyone any such confidential information, except as permitted by this document or other applicable policies. It is impermissible to share confidential information obtained regarding a third party with anyone outside of BAM, including another division of BEGO, except when a party has signed a confidentiality agreement.

2. Prior Employer’s Confidential Information and Trade Secrets

Do not disclose to BAM, or use during your employment at BAM, any confidential or proprietary information or trade secret of a prior employer, unless the information or trade secret is then public information through no action of your own or unless previously agreed to by the prior employer. In addition, you must not encourage outside parties to share information that may be confidential or proprietary to their employer or their employer’s trade secrets with you.

All originals and copies of Confidential Information are the sole property of the Firm. Upon the termination of employment for any reason, or upon the request of the Firm at any time, each Covered Person will promptly deliver all copies of such materials to the Firm. During employment with the Firm and at all times thereafter, no Covered Person will remove or cause to be removed from the premises of the Firm any of the foregoing property, except in furtherance of his or her duties as a Covered Person.

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POLICIES & PROCEDURES

I. REGISTRATION REQUIREMENTS

The disclosure requirements of the Advisers Act are designed to ensure that Clients and prospective Clients receive material information about the Firm and to prevent the Firm from perpetrating fraud or deceit upon its Clients. The Advisers Act and its rules prescribe disclosures that must be made in the Firm’s brochure (Form ADV, Part II).

1. Form ADV

Pursuant to Rule 204-1, BAM must maintain the accuracy of the information provided in its Form ADV. Form ADV is divided into two parts (Part I and Part II). Part 1A requests certain basic information about the Firm and its business, including its executive officers and owners, numbers and types of Clients, and amount of assets under management.

Part II of Form ADV requires information concerning the Firm’s business, including a description of advisory services provided and fees charged, the types of Clients to which the Firm generally provides services, the types of securities on which the Firm provides advice, the Firm’s methods of security analysis, sources of information and investment strategies, any standards of education or business experience required of those involved in giving investment advice to Clients, the education and business background of members of the Firm’s investment committee, material activities of the Firm, financial industry affiliations of the Firm, the nature of the Firm’s participation or interest in Client securities transactions, and brokerage placement practices, including soft dollar arrangements.

2. Annual and Other Form ADV Amendments.

All amendments to the Firm’s Form ADV reflecting changes in its operations, policies, procedures or management must be filed timely, in accordance with the following requirements:

•

Form ADV must be amended “promptly” to reflect (i) any changes in Items 1 (identifying information), 3 (form of organization), 9 (custody), or 11 (disciplinary information) of Part 1A; or (ii) any material change in Items 4 (successions), 8 (participation or interest in client transactions), or 10 (control persons) of Part 1A or any part of the adviser’s brochure (Part 2A) or brochure supplement (Part 2B) become materially inaccurate. While there is no formal definition of the meaning of “promptly,” the industry generally uses 30 days as a rule, and the SEC staff has informally stated this as a standard.

•

The Form ADV must be amended and updated annually within 90 days after the end of its fiscal year. Changes to Parts 1 and II of the Firm’s Form ADV other than as described above are to be filed at the time of the annual amendment.

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3. Brochure Rule

The Firm is required by Advisers Act Rule 204-3 to deliver to Clients a written disclosure statement containing the same information required to be disclosed in Part II of Form ADV. The Firm may either submit the actual Part II to Clients, or provide a separate narrative statement containing all the information that appears in Part II. The Firm must initially deliver this information not less than 48 hours prior to entering into an investment advisory contract or, as an alternative, may deliver this “brochure” at the time the Client enters into the contract, if the Client is given the right to terminate the contract without penalty within five business days after entering into it.

The brochure rule also requires the Firm annually to deliver or offer in writing to deliver to existing Clients an updated version of the information in the brochure or Form ADV Part II if there are material changes in the brochure since the prior annual amendment.

Amendments to the brochure must be delivered to clients promptly if the amendment adds a disclosure of an event, or materially revises information already disclosed about an event, in response to Item 9 (Disciplinary Information).

The Firm is also required to prepare a Brochure Supplement for any supervised person who formulates investment advice for, and has direct contact with, the client or who makes discretionary investment decisions for the client, even if the person will have no client contact.

The Brochure Supplement will be delivered to all new clients during the onboarding process. The Brochures Supplement will be reviewed periodically and amended promptly if any information becomes materially inaccurate. Annual delivery of the Brochure Supplement is not required.

4. Other

Disclosures made in the Firm’s Form ADV may appear or be used in other documents or communications to Clients or prospective Clients. Other contracts, marketing materials, and offering documents must be evaluated to assess their impact and consistency with the Firm’s Form ADV disclosures.

While there is no general requirement that all amendments to Form ADV be provided to Clients at the time filed. The Chief Compliance Officer should consider, however, whether any amendment is sufficiently material that Clients would be misled in continuing their relationship with the Firm without benefit of the information in the amendment.

Brochures must be sent to Clients within seven days after a request for the brochure is received.

5. Procedures

Brochure Delivery. The Chief Compliance Officer will be responsible for delivering (or monitoring delivery of) a current copy of the Form ADV, Part II (or equivalent brochure) to Clients not less than 48 hours prior to entering into an investment advisory contract or, at the time the Client enters into the advisory agreement, if the Client is given the right (generally set forth in the advisory agreement) to terminate the agreement without penalty within five business days after entering into it. Evidence of such delivery will be maintained in accordance with recordkeeping rules.

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The Form ADV, Part II (or equivalent brochure) must be sent to Clients and investors within seven days after a request for the brochure is received or after an amendment to the brochure requires delivery. The names of Clients and investors and evidence of the delivery of the Form ADV, Part II (or equivalent brochure) shall be maintained by the Chief Compliance Officer.

Annual Update of Form ADV. The Firm must prepare an updated Form ADV each year within 90 days after its fiscal year end. The Chief Compliance Officer has responsibility for collecting information necessary for the annual update of Form ADV and for filing with the IARD. The Chief Compliance Officer also will be responsible for the filing of Form ADV Part 1 and II and for the payment of the appropriate funds to IARD to cover filing fees, which are based on the Firm’s assets under management.

Annual Offer of Brochure. The Chief Compliance Officer has responsibility for overseeing that the current version of the Firm’s Form ADV, Part II (or equivalent brochure) is offered annually to Clients.

Evidence of the annual offer and the delivery of the Form ADV, Part II (or equivalent brochure) shall be maintained by the Chief Compliance Officer.

II. SUPERVISION

Violations of the Advisers Act or any of the other laws, rules and regulations to which BAM is subject may result in penalties being imposed on the Firm, its supervisors, and/or its employees by one or more regulatory authorities, and, in addition, may subject the Firm, its supervisors, and/or its employees to civil and criminal liability. Civil penalties may be severe, including life-long expulsion from the securities industry and significant monetary fines.

As such, BAM has described herein a framework for Covered Persons to engage in business with U.S. Clients. Effective supervision is an integral part of achieving BAM’s goals, and the procedures described herein are meant as basic guidance through which supervisors oversee BAM’s activities. It is a potential violation of law for BAM and/or its designated supervisor to fail to implement or enforce these procedures.

Supervision may be delegated to others where appropriate, however, designated supervisors are responsible for the ultimate supervision of an assigned area. More detailed guidance for supervisors and employees may be available for some of the topics covered in the document, and other may be promulgated from time to time. In addition, some teams may choose to issue specialized guidance as of their own.

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If a supervisor discovers any violations of BAM’s policies and procedures, or if the supervisor discovers any “red flags” suggesting a possible violation of Firm policies or procedures or of securities laws and regulations, then that supervisor shall promptly discuss the matter with the Chief Compliance Officer. The Chief Compliance Officer shall promptly investigate the matter and take such action, if any, as he or she believes is appropriate to prevent any further violations while the investigation is ongoing. Such action may include, but is not limited to, subjecting the suspected employee(s) to enhanced supervision, implementing revised procedures, or temporarily removing the suspect employee(s) from his or her position until the investigation is complete. Once the investigation is complete, the Chief Compliance Officer shall report the results of the investigation to the Firm’s other executive officers with his or her recommendation regarding the action, if any, to take. Any action will be implemented collectively by the executive officers.

1. Review of Other Offices

On an at least annual basis, the Chief Compliance Officer shall conduct a review of all offices outside BAM’s principal office and place of business (New York City New York U.S.) conducting investment advisory business for U.S. clients, including but not limited to Hamburg, Germany. When the Chief Compliance Officer is based in Germany, he or she will review the New York City, New York office on an annual basis.

III. REGULATORY REPORTING

1. Beneficial Ownership Reports

Section 13(d) of the Exchange Act requires any person, or group of persons acting in concert, who acquire beneficial ownership of more than 5% of a class of an issuer’s equity securities to file a Schedule 13D with the SEC, each national securities exchange on which the securities are listed and the issuer within 10 days of exceeding the 5% ownership level.

The purpose of Section 13(d) is to alert the marketplace to shifts in ownership that may signal a change in control of a public company. For purposes of Section 13(d), an equity security is defined to include (i) any equity security registered under Section 12 of the Exchange Act (this includes all public listed companies and certain others with more than 500 shareholders), (ii) any equity security of certain insurance companies, and (iii) any equity security issued by a registered closed-end investment company. Schedule 13D must be amended promptly upon the occurrence of any material change, including the purchase or sale of 1% of the class of securities.

Certain institutional investors, including investment advisers, who have acquired equity securities in the ordinary course of business and not with the purpose or effect of changing or influencing control of the issuer may file a short form report of beneficial ownership on Schedule 13G. This report must be filed within 45 days after the end of the calendar year in which the adviser becomes the beneficial owner of more than 5% of the issuer’s equity securities, within 10 days after the close of any month in which the adviser becomes the beneficial owner of more than 10% of a class of equity securities, or within 10 days after the end of any month in which the adviser’s beneficial ownership increases or decreases by 5% or more of the outstanding securities in the class. The adviser must amend its Schedule 13G annually to reflect changes in the information therein.

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As a matter of policy, the Firm does not invest on behalf of Clients with the intention of affecting control of issuers. The acquisition of more than 5% of the equity securities of an issuer by the Firm for its Clients would be rare, and would occur only in the ordinary course of business as an adviser and not with the purpose of effecting control of the issuer. Accordingly, the Firm does not anticipate the filing of any Schedule 13Ds, and anticipates rarely, if ever, filing Schedule 13Gs.

2. Institutional Investment Manager Reports

For each quarter in which the Firm exercises investment discretion with respect to $100 million or more in securities subject to Section 13(f) of the Exchange Act, the Firm files a Form 13F with the SEC. Form 13F securities are generally equities and traded on a national securities exchange or quoted on Nasdaq (“Section 13(f) Securities”) and some convertible debt securities. The obligation to file a Form 13F arises at the end of the first calendar year in which the Firm exercises discretion over Section 13(f) Securities with a market value of at least $100 million as determined at the end of any month during the preceding year and will continue as long as the Firm continues to have such discretion.

3. Insider Ownership Reports

Section 16 of the Exchange Act imposes reporting requirements on directors, officers and shareholders that own more than 10% of a public company with regard to their transactions in the equity securities of that company. The purpose of this provision is to alert the marketplace to the trading activity of corporate insiders, who by virtue of their positions, may be expected to have knowledge of the company’s business and operations. Any person who becomes a greater than 10% shareholder must file a Form 3 with the SEC within 10 days. Thereafter any transactions by that person in the issuer’s securities must be reported on Form 4 by 10:00 p.m. on the second business day after the transaction. The 10% shareholder must file a Form 5 within 45 days after the end of the issuer’s fiscal year to report exempt transactions and any previously unreported transactions in the issuer’s securities.

The Firm might initially be deemed to be a beneficial owner of more than 10% of a company’s shares if it purchased such an amount for Client accounts, because it has voting or investment power with respect to such securities. However, there is an exemption from the reporting requirement for advisers who acquire the threshold amount of securities in a fiduciary capacity, in the ordinary course of business and not with the purpose or effect of changing or influencing control of the issuer.

The Firm does not anticipate acquiring more than 10% of the securities of any public company, and would only do so in a fiduciary capacity in the ordinary course of business and without the intention of changing or influencing control of the issuer. Accordingly, the Firm does not anticipate filing Forms 3, 4 or 5.

4. Procedures

Responsibility. The Investment Operations team will provide a quarterly report of (1) all the equity positions held by U.S. accounts and (2) regulatory assets under management of each U.S. account to the Chief Compliance Officer. The Chief Compliance Officer is responsible for monitoring compliance with and making any of the regulatory filings described in this section with the SEC in a timely manner. All filings with the SEC described in this section must be filed electronically using the SEC’s EDGAR electronic filing system. It is expected that the Portfolio Management team will notify the Chief Compliance Officer prior to entering into a sizeable equity position in any U.S. portfolio.

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Schedule 13D and 13G. The Chief Compliance Officer will monitor the Firm’s trading to determine whether any Schedule 13D or 13G filing is required and will prepare any required Schedule 13D or 13G filings. The Firm does not anticipate the filing of any Schedule 13Ds, and anticipates rarely, if ever, filing any Schedule 13Gs.

Form 13F. The Chief Compliance Officer monitors the Firm’s holdings each quarter to determine whether a Form 13F filing is required. The Chief Compliance Officer will prepare Form 13F filings. In preparing the filing, the Chief Compliance Officer will determine which of the securities over which the Firm has discretion are considered Section 13(f) Securities by consulting the SEC’s Official List of Section 13(f) Securities (and any updates thereto since the previous publication of the full list). The market values of such securities at the close of business on the last trading day of the quarter for which the Form 13F is prepared are determined in accordance with the Firm’s valuation policy. All Section 13(f) Securities over which the Firm has investment discretion are reported on Form 13F, unless it is determined by the Chief Compliance Officer that certain smaller positions shall not be included. For these purposes, any position that both is fewer than 10,000 shares and less than $200,000 in market value may be omitted. In addition, any positions with respect to which the Firm does not exercise investment discretion may be omitted. This includes, for example, any securities held in a Client’s account, but which the Client has directed may not be sold.

Filing Procedures. The Chief Compliance Officer will file Form 13F through the SEC’s EDGAR electronic filing system within 45 days after the end of the calendar quarter for which the filing is made. The Firm does not anticipate the filing of any Schedule 13Ds, and anticipates rarely, if ever, filing any Schedule 13Gs. If required, the Chief Compliance Officer will file Schedule 13G through the SEC’s EDGAR electronic filing system within 45 days after the end of the calendar year in which the Firm becomes the beneficial owner of more than 5% of the issuer’s equity securities, within 10 days after the close of any month in which the Firm becomes the beneficial owner of more than 10% of a class of equity securities, and within 10 days after the end of any month in which the Firm’s beneficial ownership increases or decreases by 5% or more of the outstanding securities in the class.

IV. LIMITS ON AUTHORITY

Your authority to act on behalf of BAM is limited by various laws, regulations, corporate charters, bylaws and resolutions and by internal policies and procedures. You may not sign any documents, or otherwise represent or exercise authority on behalf of BAM unless you are specifically authorized to do so.

Any Covered Person who is authorized to take action on behalf of BAM must first conduct appropriate inquiries and due diligence to determine that the taking of such action is appropriate and consistent with the Firm’s business objectives, policies and procedures. Covered Persons who are responsible for supervising any other person in connection with actions taken on behalf of

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BAM, must provide appropriate supervision under the circumstances, which may include independently verifying information and conducting additional inquiries, to ensure that it is appropriate to rely on such information.

V. ANTI-MONEY LAUNDERING

It is the policy of BAM to comply with all applicable federal and state laws and regulations designed to combat money laundering. BAM’s goal is to conduct business only with legitimate, law-abiding investors.

Money laundering consists of moving cash or other financial assets attributable to illicit activities through one or more legitimate accounts, businesses or other conduits for the purpose of making such cash or assets appear to be attributable to legitimate activities or otherwise more difficult to trace back to their illicit source.

The majority of the Anti-Money Laundering (“AML”) Procedures outlined below will be performed by BAM’s principal owner, Joh. Berenberg, Gossler & Co. KG (“BEGO”), a German regulated bank.

BAM, a U.S. based SEC-registered Investment advisor will be responsible for:

1. Annual OFAC reviews

2. Review and update the KYC information every 2 years or upon a trigger event (high risk country, PeP, ML suspicious activity, etc..)

BAM will assist BEGO with the onboarding process and ongoing as applicable under the direction of the Chief Compliance Officer.

1. AML Procedures

RED FLAGS

Any “suspicious activities” of any BAM potential investors or investors must be reported promptly to the Chief Compliance Officer. Suspicious activities are difficult to define and are generally left to the common sense of the individual. However, signs of suspicious activity may include:

•	Unusual concern exhibited by an investor regarding BAM’s compliance with the AML laws, rules and regulations or other government reporting requirements;

•

An investor (or persons/entities publicly associated with such investor) that has a questionable background or is the subject of news reports indicating possible criminal, civil or regulatory violations;

•	Someone who appears to be acting on behalf of another but declines or is reluctant to provide any information in response to questions about that entity;

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•	An institutional investor that is a non-U.S. bank that declines to provide information regarding ownership;

•	An investor who refuses or fails to provide requested documents or information;

•	Information provided by the investor appears false or suspicious, is inconsistent or cannot be explained after additional inquiries;

•	The investor appears to be controlled by a senior foreign political figure;

•

Wire transfers or transactions with individuals or entities, or through countries, identified by the U.S. Department of Treasury of being a “primary money laundering concern,” financial secrecy haven countries, or otherwise reasonably suspected of money laundering, terrorism or other illegal activities without an apparent business reason; and

•	Any suspicious financial transactions, such as capital contributions made in the form of cash, travelers checks, money orders, cashier’s checks or third-party checks.

In the event that the Chief Compliance Officer discovers or is informed of suspicious activity, he or she shall consult with such persons and take such action as he or she deems appropriate given the facts and circumstances, including investigating the suspicious activity and potentially voluntarily filing a suspicious activity report. The Chief Compliance Officer shall make a record of suspicious activity about which he or she becomes aware and the steps taken to investigate the activity. The Chief Compliance Officer shall keep strictly confidential the facts, circumstances, and records of suspicious activities, as well as his or her investigatory actions, and the final outcomes. For business and security purposes, no one other than senior management or the Chief Compliance Officer may contact any investor suspected of suspicious activities.

INVESTOR IDENTITY INFORMATION

Prior to the acceptance of a new investor the Chief Compliance Officer will obtain the following information regarding the prospective investor:

Legal Entities

The Chief Compliance Officer and/or Investment Adviser shall obtain the following information from potential investors that are legal entities (such as a corporation, partnership or trust):

•	Address, which shall be the address for the entity’s principal place of business, local office or other physical location;

•	Taxpayer identification number; and

•

For corporations, partnerships, or other legal entities, the names of any persons authorized to transact business of behalf of the entity and a certificate of incorporation, a business license, any partnership agreements, any corporate resolutions, or similar documents.

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Individuals

Though at this time BAM does not anticipate providing investment services to individuals, if, however, that situation arises, the Chief Compliance Officer shall obtain the following information from potential investors that are individuals:

•	Name;

•	Address, which shall be a residential or business street address;

•	Date of birth;

•

Identification Number, which shall be: (i) for a US person, a taxpayer identification number; or (ii) for a non-U.S. person/ one or more of the following, a taxpayer identification number, a passport number and country of issuance, an alien identification card number, or the number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and all necessary U.S. tax forms.

•	Net worth and annual income; and

•	The source of the funds to be used in the transaction.

INVESTOR INDENTITY VERIFICATION PROCEDURES

In addition to obtaining the required information discussed above, the Chief Compliance Officer shall verify the identity of the investor through either documentary or non-documentary means.

Verification of Identity through Documents

The Chief Compliance Officer may review the following documents if they are available to verify an investor’s identity:

•	For an individual, an unexpired government-issued identification evidencing nationality or residence and bearing a photograph or similar safeguard, such as a driver’s license or passport; and

•

For a person other than an individual (such as a corporation, partnership or trust), documents showing the existence of the entity, such as certified articles of incorporation, a government issued business license, a partnership agreement, or a trust agreement.

Verification of Identity through Non-Documentary Methods

The Chief Compliance Officer may verify an investor’s identity through the following non-documentary methods:

•	Consulting with a third party database;

•

Independently verifying the investor’s identity through the comparison of information provided by the investor with information obtained from a consumer reporting agency, public database, or other source;

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•

Communicating (whether by direct contact or by telephone or electronic communications) with the investor for the purpose of obtaining credible assurances regarding the source of the Investor’s capital that will be contributed to the applicable member of the Firm or information about the Investor generally;

•	Conducting background checks;

•	Obtaining additional references;

•	Asking the investor for additional information; and/or

•	Verifying the identity of persons authorized to make investment decisions on behalf of the investor.

In order to determine whether the investor should be permitted to invest with BAM, the Chief Compliance Officer may solicit and/or consider references received from third party institutions where: (a) the potential BAM investor maintains an account and (b) the third party institution is required to conduct client identification diligence under the USA Patriot Act or similar laws and/or regulations.

In determining whether to consider references received from third party institutions, the Chief Compliance Officer shall consider among other things:

•	the anti-money laundering laws and regulations of the jurisdiction in which the institution is organized;

•	the regulatory status of the institution;

•	the institution’s anti-money laundering due diligence policies and procedures; and

•	the personnel, reputation and history of the institution in the investment industry.

Representations and Warranties

In cases where the Chief Compliance Officer deems appropriate, he or she will obtain appropriate representations and warranties from a prospective investor about the investor’s identity.

Enhanced Due Diligence and Escalation Procedure

The information identified in this Policy is the minimum information to be collected. The Chief Compliance Officer and/or Investment Adviser shall collect additional information from potential investors as is necessary to ensure that BAM knows its investors. The steps taken to obtain additional information will be determined on a case-by-case basis. Based on an assessment of the risk posed by the investor, the Chief Compliance Officer may ask for additional information and documentation about the identity of the individual or with authority or control over an investor that is not an individual.

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RECORDS RETENTION

The Chief Compliance Officer or Investment Advisor shall provide the BAM Know Your Customer Request Form – Institutional Corporate (a sample is included as Item 6 of this section) l) to the prospective investor. The completed Form and all supporting documentation obtained pursuant to the procedures identified above will be retained for a period of 5 years from the date the record is made. The record shall, at a minimum, include:

•	All identifying information about an investor;

•

A copy or description of any document relied upon to verify an investor’s identity. The description shall include the type of document, any identification number contained in the document, the place of issuance and, if any, the date of issuance and expiration date;

•	A description of the methods and the results of any measures undertaken to verify the identity of an investor;

•	Results from any third party databases used in the analysis; and

•	A description of the resolution of each substantive discrepancy discovered when verifying the investor’s identify.

ANNUAL REVIEW

On an annual basis Compliance or a third party designee shall perform a review of all existing investors and the completed Know Your Customer Diligence Checklist and retain a record of all information obtained during the review.

2. Office of Foreign Asset Control (“OFAC”)

PROCEDURES FOR NEW INVESTORS

Prior to admitting a new investor, the Chief Compliance Officer shall review the alphabetical master list of Specially Designated Nationals and Blocked Persons located at OFAC’s web page (http://www.ustreas.gov/offices.enforcement/ofac) to ensure that the investor is not included on such list.

In addition, the Chief Compliance Officer shall review any new investor to determine whether or not the investor resides in, or is a citizen of, the countries subject to a sanction regime.

The Chief Compliance Officer shall make and retain a record which evidences that the review was completed and includes the date that the review was conducted.

ANNUAL TESTING OF EXISTING INVESTORS

On an annual basis, the Chief Compliance Officer shall review the list of investors in BAM’s clients against the alphabetical master list of Specially Designated Nationals (“SDN”) and Blocked Persons located at OFAC’s web page (http://www.ustreas.gov/offices.enforcement/ofac/).

If it is determined that an existing investor is included on the OFAC List, the Chief Compliance Officer must take immediate action to freeze the assets in such investor’s account, in accordance with the provisions of Executive Order 13224, which blocked all property and interest in property of those on the list.

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The Chief Compliance Officer shall create and retain a record(s) to evidence the annual review. Such record shall be in such form and shall contain such information as the Chief Compliance Officer deems reasonably necessary to demonstrate that the review occurred.

3. Reliance upon Third Parties

The Chief Compliance Officer may determine that it is necessary or desirable for BAM to rely upon a third party to perform one or more of the steps identified above with respect to AML and OFAC. For example, BAM may decide to rely upon a placement agent to screen potential investors for SONs and Blocked Persons.

In all cases where BAM will rely upon third parties, Compliance shall ensure that any agreements between BAM and a third party with whom it shares anti-money laundering responsibilities specifically allocate between the parties their respective obligations for compliance with applicable U.S. AML laws and regulations as well as the laws and regulations applicable in the home country jurisdiction of the account.

In all cases where BAM will rely upon third parties, the Chief Compliance Officer shall annually obtain assurances (e.g., a certification) from a third party that it complies and will continue to comply with the third parties’ and BAM’s anti-money laundering and investor due diligence policies, procedures and controls.

4. Enhanced Due Diligence for Senior Foreign Political Figures

The Firm may admit investors who are Senior Foreign Political Figures, members of a Senior Foreign Political Figure’s Immediate Family, or any Close Associates of a Senior Foreign Political Figure only after performing enhanced due diligence.

5. Foreign Shell Banks

The Firm strictly prohibits foreign shell banks from investing in a fund. In addition, the Firm will not knowingly accept subscription funds that originate from, or are routed through, an account maintained at a “foreign shell bank,” or an “offshore bank.” A “foreign shell bank” is a “foreign bank” that does not have a physical presence in any country, unless the shell bank is an affiliate of a depository institution, credit union or foreign bank that maintains a physical presence in the U.S. or a foreign country and is supervised by a banking authority (a “regulated affiliate”).

A “foreign bank” is defined in proposed regulations as any organization that (i) is organized under the laws of a foreign country; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

If any potential investor is a foreign bank, the Chief Compliance Officer will have the potential investor complete a certification to ensure that it is not a shell bank. The U.S. Department of the Treasury publishes certification and periodic recertification forms for foreign banks to affirm that they are not shell banks. The certification forms are published in Appendices A and B to Subpart

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I of 31 CFR Part 103. An “offshore bank” is a foreign bank that is barred, pursuant to its banking license, from conducting banking activities with the citizens of, or with the local currency of, the country that issued the license, but does not include a regulated affiliate. In addition, if the Chief Compliance Officer has any reason to question whether an existing foreign bank is a shell bank, the Chief Compliance Officer will have the investor complete such certification and complete the recertification form periodically as required by the Department of Treasury regulations. As of the time these procedures were drafted, the Department of Treasury regulations require recertification every 3 years.

6. Know Your Customer (KYC) Information and Document Request Form

BERENBERG ASSET MANAGEMENT LLC

Know Your Customer (KYC) – Information and Document Request Form

The information on Section (A) and (B) is applicable to institutional and non-individual customers, including but not limited to, limited liability companies, partnerships, sole-proprietorships, clubs and societies, non-governmental organizations (NGOs), ministries, departments and agencies (MDAs), trusts, and others which may include their authorized signatories, principal beneficial owners, directors and persons with control* over the company’s assets.

Section A – Basic Information Requirements Applicable to the Account

Full Legal Name of Customer

Type	Limited Liability Company []	Partnership []	Sole- proprietorship []	Others, specify:

Please attach either a certified articles of incorporation, a government issued business license, a partnership agreement, or a trust agreement showing the business name with this completed form

Nature of Business / Industry Sector

Company registered address

Domicile of principal business (if different from registered office)

Company mailing address

Federal Tax Identification Number

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Section B – Corporate Executives

Berenberg Asset Management LLC (“BAM”) requires the information on any persons authorized to transact business on behalf of the entity including but not limited authorized signatories, principal beneficial owners, directors and persons with control* over the company’s assets

(i)	Customer’s Directors’ Names and Contact Addresses	1. Name	1. Address

(ii)	Customer’s Corporate Executives’ Names and Contact Addresses	1. Name	1. Address

(iii)	Other persons who are authorized to do business on behalf of Customer (including executives at parent level)	1. Name	1. Address

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Section C – Corporate Ownership*

To the extent possible, please provide a structure chart outlining the corporate ownership of the Customer entity

(i)	Corporate owners (please continue to the ultimate owners who have control over the Customer Entity)	1. Name	1. Address

(ii)	Principal beneficial owners who have control over the Customer Entity	1. Name	1. Address

*	Note: Control includes those owners who are entitled to exercise or control the exercise of 30% or more of voting rights

I certify that all statements are true and made to the best of my knowledge.

Place, Date	Stamp
and Signature

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VI. CLIENT COMPLAINTS

A “complaint” is defined as any written communication (including electronic communication) from a Client, or any person acting on behalf of a Client, alleging a grievance involving the activities of the Firm or any of its employees. For the purposes of this definition, “activities” includes, but is not limited to, claims of errors, unprofessionalism, or improper management. However, a grievance regarding performance would not be a complaint for the purposes of this policy.

All written complaints must be forwarded to the Chief Compliance Officer or designee for proper resolution. The Chief Compliance Officer or designee shall review and address any complaints the Firm may receive. If applicable, a supervisor will also need to respond to any complaints from Clients. The Chief Compliance Officer or designee will retain a central file for all complaints received by the Firm and its employees. Complaint files will include the complaint and a record of the action taken by the Firm (including reply letters), if any, in response to such complaint. The Chief Compliance Officer or designee will clearly identify and separate the Client complaint file from other correspondence files.

VII. COMMUNICATIONS

1. Clients

All oral and written communications to Clients or their representatives must be professional, accurate, balanced and not misleading in any way. To ensure the highest of privacy measures are taken, any investment related business must be conducted using BAM’s computers and servers.

All written communications, including emails, are subject to review and monitoring by the Chief Compliance Officer. Therefore, any communications relating to BAM prospective or current clients will be conducted through BAM communications. Currently, this includes:

•	Email

•	Bloomberg chat

•	Bloomberg messages

•	Blackberry messenger

Employees are prohibited from using personal emails, personal phones, chat rooms, social media or any other communication system outside of BAM to communicate with Clients.

Additionally, all dual-hatted Covered Persons located in Hamburg are required to include a member of the New York City office in any emails sent directly to Clients. In the event that a Client sends an email directly to a Hamburg-based Employee, the Employee is required to forward the email to a member of the New York City office prior to responding.

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Please refer to other Firm policies, including Client Complaints, Confidentiality, and Marketing for additional information on communications with Clients.

2. Media / Press

Inappropriate disclosure of information or public statements can cause misunderstanding and uncertainty among our Clients and prospective Employees and can damage the Firm’s reputation. This media policy applies to every Employee, whether full time, part time or temporary, and every independent consultant hired by the Firm.

The Board of Directors of BAM has designated the Chief Executive Officer as the designated spokesperson of BAM in the U.S. No other Covered Person is authorized to comment to the press or media or appear in public in matters relating directly or indirectly to the Firm without pre-approval from the Board of Directors of BAM or the designated spokesperson.

All media calls or queries must be referred immediately to the designated spokesperson who will discuss any matters of legal or compliance sensitivity with the Chief Compliance Officer.

3. Regulators

All regulatory inquiries concerning the Firm are handled by the Chief Compliance Officer. Employees receiving such inquiries, whether by mail, telephone or personal visit, must refer them immediately to the Chief Compliance Officer. Under no circumstances should any documents or material be released without prior approval of the Chief Compliance Officer, nor should any Employee have substantive discussions with any regulatory personnel without prior consultation with the Chief Compliance Officer.

4. Social media

Employees should also take note that their publicly available posts and other social media and networking use may be monitored. There should be no expectation of privacy in the use of the Firm’s internet, emails, any use of blogs, instant messages, company-owned cellular phones and text messages on company-owned equipment under this policy. Every message leaves an electronic trail that’s both traceable to a specific individual and accessible by BAM even if it is deleted. Blogging or other forms of social media or technology include but are not limited to: video or wiki postings, sites such as Facebook and Twitter, chat rooms, personal blogs or other similar forms of online journals, diaries or personal newsletters.

No employee may:

(i)

use BAM-owned equipment, including computers, company-licensed software or other electronic equipment, or company facilities or company time, to conduct personal blogging or social networking activities;

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(ii)	use social networking media and other types of interactive electronic, digital or online services in connection with investment-related activity

(iii)	use blogs or social networking sites to harass, threaten, discriminate against or disparage employees or anyone associated with or doing business with BAM;

(iv)

post on personal blogs or other sites the name, trademark or logo of the Firm or any business with a connection to BAM except to identify yourself as an employee, as appropriate (as typical on Linked-In or similar sites);

(v)	post company-privileged information, including copyrighted information or company-issued documents;

(vi)	post on personal blogs or social networking sites photographs of other employees, Clients, vendors or suppliers or of persons engaged in company business or at company events;

(vii)	post on personal blogs and social networking sites any advertisements or photographs of company products or sell company products and services; or

(viii)	link from a personal blog or social networking site to BAM’s internal or external web site.

5. Procedures

BAM has adopted procedures to implement this policy and will conduct internal reviews to monitor and seek to ensure that the policy is observed, implemented properly, and amended or updated, as appropriate. These include the following:

•	the Communications policy has been communicated to all Covered Persons and any changes in this policy will be promptly communicated by the Chief Compliance Officer;

•	e-mails and any other electronic communications relating to BAM’s advisory services and client relationships shall be maintained on an on-going basis;

•

electronic communications records shall be maintained and arranged for easy access and retrieval so as to provide true and complete copies with appropriate backup and separate storage for the required periods;

•

the Chief Compliance Officer periodically shall monitor a random sampling of employee electronic communications, conduct surveillance of social media use by Employees, and maintain evidence of such surveillance in an accessible location;

•	BAM reserves the right to use content management tools to monitor, review or block content on blogs or other social media that violate company rules and guidelines;

•	the Chief Compliance Officer shall investigate and responds to all reports of violations of the social networking policy and other related policies;

•	BAM reserves the right to take legal action where necessary against employees who engage in prohibited or unlawful conduct;

•

BAM reserves the right to monitor comments or discussions about the company, its employees, clients and the industry, including products and competitors, posted on the Internet by anyone, including Employees and non-employees;

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•	BAM may utilize blog-search tools and resources to monitor forums such as blogs and other types of personal journals, diaries, personal and business discussion forums, and social networking sites.

VIII. MARKETING AND COMMUNICATION

Overview (Rule 206(4)-1 and Rule 504(c) of the Securities Act of 1933)

Statements to Investors and prospective Investors and the content of investment adviser marketing materials generally are regulated under the provisions of the Advisers Act prohibiting fraudulent, deceptive or manipulative conduct. Communications with Investors and prospective Investors must not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

The SEC construes the term “advertisement” extremely broadly. Generally, any written communication or announcement addressed to more than one person (which includes notices or announcements communicated by radio or television, as well as web sites and electronic communications) that offers investment advisory services is considered advertising for this purpose. Investment advisory services include:

•	Any analysis, report or publication concerning securities or which is to be used in making an investment decision with respect to a security;

•	Any graph, chart, formula or other device to be used in making an investment decision with respect to a security; and

•	Any other investment advisory services with respect to securities.

Advertising has been interpreted to include materials designed to attract new Clients or Investors as well as materials designed to maintain existing Clients or Investors. As a matter of policy, we operate as if a number of the documents routinely distributed by the Firm including marketing presentations or quarterly letters to Investors, are subject to the standards for investment adviser advertising.

The regulations regarding investment adviser advertising materials govern or restrict the use of, among other things, testimonials of Investors, past specific recommendations, graphical or formulaic presentation of information, and presentation or subject matter that is false or misleading.

Policy

The fundamental element of our policy regarding marketing and other communications with Investors is not to mislead potential clients, clients, investors and prospective investors about our services or results. In addition to limiting our statements to those that can be substantiated and taking care not to express opinions as fact, our materials will be balanced: for example, we will not foster the impression that our objectives and strategies are without risk or that our past successes have been achieved without failures.

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This policy is meant to cover the Firm’s advertisements and sales materials. Other types of public communications made by the Firm designed to retain existing clients are also considered advertisements, including form letters and other client communications, and are subject to this policy.

Due Diligence Questionnaires (DDQs)

The Chief Compliance Officer or his designee must review and approve all completed DDQ’s before submitting them to a client or investor.

Disclosure of Specific Investments – “Cherry Picking”

The restrictions on advertisements that refer to past specific recommendations are designed to prevent an adviser from providing a positively-skewed or inflated picture of its investment record by selectively “cherry-picking” only the most successful investments. Specifically, the rule prohibits advertisements that refer directly or indirectly to past specific recommendations that were or would have been profitable.

There is an exception within the rule for lists containing all recommendations of the adviser extending back at least one year, accompanied by cautionary language that warns against basing assumptions of future performance on past results.

In addition, the SEC staff has permitted advisers to provide information about a limited number of investments under conditions designed to ensure that the presentation is objective and not misleading. In one well-known example, the SEC staff permitted an adviser to provide a list of at least five positions that contributed most to performance along with an equal number of positions that detracted most from performance in the same period, in a manner that provided sufficient transparency and disclosure so as not be to misleading.

Performance Data

Advisers must find a balance between the need to convey important information to Investors and a regulatory concern that such information will be misleading if all material facts are not disclosed.

BAM uses the Clover Capital Management, Inc. SEC no-action letter to address disclosure issues concerning performance information. Clover provides guidance on disclosures required when using model or actual performance results, gross returns, returns net of fees, and comparison to an index.

The guidance provides that, in general, advisers should present performance results net of advisory fees, brokerage commissions and other expenses borne by Investors. Exceptions to the requirement to present results net of fees are narrowly circumscribed – one such circumstance is the use of gross performance results in one-on-one presentations to sophisticated Investors where supplementary disclosures regarding fees are provided (including, among other things, a written representative example of the effect of compounded advisory fees on the account over a multi-year period).

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The guidance also stipulates that an adviser must include along with performance data adequate information regarding:

•	Effect of material market or economic conditions on the results;

•	Whether and to what extent results reflect the reinvestment of dividends and earnings;

•	The possibility of loss if the potential for profit is suggested;

•

A description of any index referenced, including material facts relevant to any comparison to the index (including relevant differences, such as a material difference in volatility, between the index and the portfolio);

•	Material investment objectives and strategies used to obtain the results;

•	If the results pertain to a select group of Clients, the basis for and effect of such selection where material.

Website

The Firm does not maintain a website with a description of advisory services and contains only general contact information.

Responsibility

The Chief Executive Officer is responsible for approving marketing materials utilized by the Firm. Pre-approval by Compliance is required before use to ensure materials are not fraudulent or misleading and comply with Rule 206(4)-1 of the Advisers Act. Supervised Persons are responsible for submitting marketing to the Compliance Officer Compliance before distribution.

Procedures for Review of Advertising and Marketing Materials

Review of Materials

The Chief Compliance Officer or his designee (“Compliance”) must review and approve any marketing materials provided to Clients or Investors before use. This includes updates to the Firm’s social media and website, if applicable. Previously approved marketing materials are not required to be submitted each time they are used as long as there are no changes of any kind to the approved text.

VIII. INVESTMENT ADVISORY CONTRACTS AND FEES

1. Generally

All agreements or advisory contracts between BAM and its clients shall be in writing. It is Firm policy that no account is to be opened nor Client funds accepted for management until the advisory contract, appropriate to the type of Client and service to be provided, has been signed and the Client’s investment objectives, restrictions, risk tolerances and/or asset allocation guidelines have been documented.

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Clients are charged an investment management fee based on the account value as defined in the applicable investment management agreement established between BAM and the Client. The management fee is payable quarterly in arrears. In certain situations, BAM may charge a performance-based fee. Performance-based fees are calculated based on a share of revenue generated by the client’s portfolio. Performance-based fees will only be charged to those clients who, at the time of entering into an agreement with BAM, are deemed “qualified clients” under Rule 205-3 of the Advisers Act and as further outlined below.

Overall fees and payment terms vary by client depending on several factors, including but not limited to, related accounts, portfolio style, whether BAM has discretionary trading authority, and amount of assets under management and will be determined as set out in the applicable Governing Documents. Investment management fees are communicated by sending an invoice to the client on a quarterly basis.

Because fees are paid in arrears, refunds to Clients for fees paid are generally not given. In the event an account terminates, fees will be prorated for the number of days the account was under management. Under specific circumstances, BAM may offer different contract terms to Clients.

2. Content of Investment Advisory Agreements

The Firm has developed standard investment advisory agreements to utilize with all Clients opening separate accounts.

Advisers Act Requirements. Section 205 of the Advisers Act requires that every contract between the Firm and a Client must treat the following issues:

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Assignments. The contract must state that it cannot be assigned (as such term is interpreted under the Advisers Act) without the consent of the Client. This provision prevents transfers of advisory contracts to third parties who may not be acceptable to the Client.

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Performance Fees. Except under circumstances defined in the law and the SEC’s performance fee rule, an advisory contract may not provide for performance-based fees. As an exception, the rule provides that “qualified clients,” as defined in 205(3)(d)(1). The term qualified client includes:

(i)	A company that immediately after entering into the contract has at least $1,000,000 under the management with BAM;

(ii)	A company that, immediately prior to entering into the contract, BAM reasonably believes has a net worth of more than $2,000,000; or

(iii)	A qualified purchaser as defined in section 2(a)(51)(A) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(51)(A)) at the time the contract is entered into.

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The foregoing are the only express requirements in the Advisers Act applicable with respect to the investment advisory agreements of the Firm. Through interpretation in enforcement actions and interpretive letters, however, the SEC and its staff have taken the following positions with respect to contract provisions, and these also should be incorporated into the Firm’s agreements.

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Hedge Clauses. Any legend, hedge clause, or other contractual provision that is likely to lead a Client to believe it has waived any available right of action against the adviser may violate the Advisers Act antifraud provisions. Thus, while a statement of the standard of care the adviser will use in managing the account is desirable in the agreement, any clause limiting the adviser’s liability must make clear that the Client has rights under applicable federal and state securities laws. In addition, ERISA renders void any provision that purports to relieve a fiduciary from complying with ERISA’s fiduciary responsibility rules.

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Fees/Excessive Fees. The SEC requires that an adviser, as a fiduciary, make full and fair disclosure to clients about the fees it charges. The SEC staff has taken the position that if an adviser charges fees that are substantially higher than those charged by other advisers, it must disclose this fact and also disclose that the client may obtain the services elsewhere at lower cost.

•	Prepaid Fees. If an adviser requires a Client to pre-pay advisory fees, the advisory agreement must provide for pro rata refund of fees in the event of early termination.

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Cross and Agency Cross Transactions. If an adviser were to engage in cross or agency cross transactions, the advisory agreement should address and disclose conflicts of interest and obtain explicit Client consent, especially if an affiliated broker-dealer will be used. In addition, if the Client is an ERISA plan, agency cross transactions must satisfy the conditions of Prohibited Transaction Class Exemption 86-128.

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Directed Brokerage Arrangements. If the Client directs the adviser to use a particular broker (as, for example, if a direction to utilize a prime broker is contained in the limited partnership, LLC or comparable agreement), the contract should contain an acknowledgment by the Client that this arrangement may impair the adviser’s ability to obtain the lowest commissions or to obtain best execution (through bunched orders or otherwise) in all cases. ERISA may not permit directed brokerage arrangements to the extent they impede the adviser’s ability to obtain best execution.

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Delivery of Form ADV. The Advisers Act requires that an adviser deliver Form ADV, Part 2A to Clients before or at the time of entering into an investment advisory agreement (or signing the subscription documents),. The Firm’s investment advisory agreement may contain an acknowledgment by the Client of the receipt of the Form ADV Part 2A.

Additional Requirements for Contracts with ERISA and Other Benefit Plan Clients. In addition to the provisions above, which are required in all Client contracts, the following provisions should be included in contracts with ERISA Clients:

•	Representation of ERISA Plan Status. The agreement should contain a representation that the Client is an employee benefit plan subject to ERISA.

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Appointment as Investment Manager. The Firm should represent in the agreement that it is registered as an investment adviser, acknowledge that it is a fiduciary of the plan and represent that it is eligible to serve as investment manager of the assets placed under its management if properly appointed. The Client should represent that it is a “named fiduciary” with authority to appoint an investment manager.

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Disclaimer for Unmanaged Assets. Unless the Firm manages all assets of the plan, the agreement should disclaim any responsibility of the Firm for assets not under its control or management and for diversification of the plan’s overall portfolio.

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Bonding Requirement. Unless the Firm has its own fidelity bond, the agreement should include an acknowledgment that the Firm does not carry the bond required under Section 412 of ERISA and that the Client has covered the Firm on an agent’s rider to its own Section 412 bond.

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Carve-outs from Fiduciary Responsibility. If applicable, the agreement should state that the Firm is not a fiduciary and has no fiduciary authority with respect to any aspect of a transaction directed by the Client, such as directed brokerage arrangements or proxy voting instructions.

Governmental Plans. Employee benefit plans maintained by state and local governments are not subject to ERISA. However, they may be subject to similar (or quite different) state law requirements that may impose additional conditions or restrictions on the plan’s investment activities.

3. Procedures

Client Relationships. Each Covered Person designated to a Client has responsibility for establishment of relationships with the Client, as well as obtaining necessary information from that Client.

Determination of Service to be Provided. At the initiation of the Client relationship, the designated Covered Person will determine the nature of the service to be provided to the Client and ascertain the nature of the Client (corporation, partnership, trust, employee benefit plan subject to ERISA).

Contracting Process. The designated Covered Person shall work with the Chief Compliance Officer to determine the appropriate contract and schedules for the type of Client and nature of service contemplated. The Covered Person will provide copies of all signed agreements to the Chief Compliance Officer.

Fees. The Chief Compliance Officer also shall be responsible for reviewing at least quarterly the fee calculations charged to Clients for consistency with fee disclosures in the applicable Client contract. Appropriate BAM personnel will verify the fees for each Client on a monthly basis.

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IX. CLIENT REFERRALS AND SOLICITATION ARRANGEMENTS

1. Generally

Fee payments by the Firm for Client referrals are subject to Rule 206(4)-3 under the Advisers Act. The rule requires that such payments be made pursuant to a written agreement between the Firm and the soliciting party and that the soliciting party is not subject to any statutory disqualifications.

Additionally, solicitors recommending BAM for personalized advisory services must also provide Clients with a separate disclosure document that describes the terms of the arrangement, including any compensation that the solicitor will receive and must also must deliver a copy of the Firm’s Form ADV, Part 2A at the time of solicitation. Clients must sign an acknowledgment of the receipt of such documents and disclosures.

2. ERISA Considerations

ERISA prohibits fiduciaries from engaging in transactions that may be viewed as resulting in conflicts of interest, including (1) dealing with the assets of a plan for the fiduciary’s own account; (2) acting on behalf of a party whose interests are adverse to those of the plan; and (3) receiving any consideration for the fiduciary’s own account from a third party in connection with a transaction involving plan assets. Client referral and solicitation arrangements that satisfy Rule 206(4)-3 under the Advisers Act may nevertheless violate ERISA if the person receiving payments is a fiduciary of an ERISA plan. In addition, the overall compensation received by the solicitor in connection with its provision of services to an ERISA plan must be reasonable.

3. Indirect Payments for Client Referrals

Any formal or informal arrangement with one or more brokers to direct brokerage for Client referrals may be subject to the solicitation rule. Payments for referrals involving third party vendors, Internet website links, newsletters or issuers also may be subject to the rule and related disclosures; contracts with such third parties may contain hidden referral fee compensation.

4. Procedures

All referral fee arrangements must be reviewed and approved by the Chief Compliance Officer. Before approving any such arrangement, the Chief Compliance Officer will be responsible for monitoring that the Firm has performed due diligence on the solicitor, the Firm has entered into a solicitation agreement, the Firm’s Form ADV properly describes the Firm’s use of and payments to solicitors, and Clients have received disclosure documents and returned the signed acknowledgement of receipt of those documents. The Chief Compliance Officer will periodically review the Firm’s solicitation arrangements to monitor solicitors’ compliance with their contractual commitments. No solicitor will receive payment without a disclosure statement signed by the Client on file.

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X. DOCUMENTATION OF ACCOUNTS AND ACCOUNT OPENING

The Firm may impose eligibility and quantitative account minimums for each Client. From a qualitative standpoint, it is Firm policy not to accept Clients who pose reputational risk to the Firm. At this time, BAM does not anticipate providing investment services to individuals and has decided to accept only institutional Clients.

1. Suitability

The SEC has stated that suitability is implicit in the concept of fiduciary duty, and that a failure by an adviser to make suitable recommendations could be deemed a violation of the antifraud provisions of the Advisers Act. Thus, prior to providing investment advice (or engaging in discretionary trading for separate account Clients), the Firm must make reasonable inquiry into the Client’s investment objectives and investment experience (and for individual Clients, his or her financial situation) in order to reasonably determine that the investment advice or trade is suitable for the Client.

2. Account Documentation and Information

In addition to documentation provided to establish suitability, governing documents should be obtained from Clients that are other than natural persons. The primary reasons for such documentation are to establish the authority of the entity to enter into an investment management relationship, to ascertain any restrictions on investment by the entity and to establish the authority of the person signing the investment management agreement on behalf of the entity.

If an investor or Client is a corporation, the following should be obtained:

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Certificate of Incorporation and By-Laws: These should be reviewed to ascertain whether there are any limitations on the ability of the corporation to conduct a particular kind of business or make a particular kind of investment.

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In the discretion of the Chief Compliance Officer, corporate resolutions: a resolution certifying the authority of the signatory to the investment advisory agreement and, where applicable, a resolution authorizing the hiring of the Firm, should be obtained.

In the case of a trust, including a trust underlying a foundation, the following documents should be obtained:

•	A copy of the full trust document setting forth the investment powers of the trust and any limitations on investments, and the authority of the trustee to sign the investment management agreement.

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Alternatively, in the discretion of the Chief Compliance Officer, a certificate of trust signed by the trustee certifying the accuracy and continued effectiveness of the trust document and, in the case of a foundation, the tax-exempt status of the entity. The sections of the trust instrument concerning appointment of the trustee and investment powers should be attached to this.

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In the case of a partnership or limited liability company, the following documents should be obtained:

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A copy of the full Partnership Agreement, Limited Liability Company Agreement or Operating Agreement showing the powers of the partnership or limited liability company and designating the general partner(s) or managing member(s).

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In the discretion of the Chief Compliance Officer, a certificate from a general partner or managing member certifying the continued existence of the partnership or limited liability company and effectiveness of the Partnership Agreement or Limited Liability Company Agreement or Operating Agreement.

Before any ERISA Client account is activated, the Firm must receive from the plan a copy of the full plan documents. These documents should be reviewed to ascertain the following:

•	Whether they permit the appointment of an investment manager to manage the assets of the plan.

•	Whether they identify the named fiduciary of the plan.

•	Whether there are any guidelines for or restrictions on investments by the plan.

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Whether proxy voting and share tendering responsibilities are delegated to the investment manager or expressly reserved to the plan’s trustees. If the documents are silent, the investment manager is deemed to have such responsibility.

3. Account Activation

It is the policy of the Firm that accounts may be activated, and funds invested on behalf of Clients, only after the following actions have been taken:

•	The Client has been evaluated and deemed acceptable as a Client from both qualitative and quantitative standpoints.

•	The appropriate investment management agreement for the type of Client and the nature of service to be provided has been signed and returned to the Chief Compliance Officer.

•	Documentation describing the Client’s investment objectives, investment restrictions, risk tolerances and asset allocation guidelines, as applicable, has been approved in writing by the Client.

•	Any additional documentation required for corporate, partnership, trust and ERISA accounts has been received and reviewed.

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•	Agreements with each applicable broker-dealer and qualified custodians have been executed and are in effect.

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The Client (or investor) has passed Firm credit checks (if any), has received the Firm’s privacy policy and Form ADV, Part II, and has received, signed and returned the solicitor’s disclosure statement if applicable.

4. Procedures

Account Documentation. Each Covered Person designated to a Client has responsibility for gathering the documentation required for each new Client and providing it to the Chief Compliance Officer for review.

Account Opening. For separately managed accounts, the Chief Compliance Officer shall confirm whether the Firm has obtained all necessary information and agreements from a new Client before rendering any advice. The Chief Compliance Officer will review the Client data to confirm that the Client meets Firm quantitative eligibility and other qualitative standards and assess whether there are any special trading or other restrictions imposed on or by the Client.

Suitability. The Chief Compliance Officer shall review the investments made by each Client at least quarterly to confirm consistency with investment objectives, strategies and styles as set forth in the applicable Client contract.

XI. PRIVACY

The Gramm-Leach-Bliley Act (“GLBA”), requires all “financial institutions,” defined to include investment advisers, investment companies and broker-dealers, to establish procedures and systems to assure privacy of customer personal and financial information. The privacy requirements set forth herein apply to individual, non-entity Clients, including U.S. individuals who invest in private funds. BAM does not maintain individual client accounts.

1. Protected Information

GLBA requires that a financial institution respect the privacy of its customers and protect the security of “non-public personal information,” defined as personally identifiable financial information provided by a customer, obtained as a result of a transaction with a customer or obtained otherwise. Regulation S-P, adopted by the SEC to implement the privacy provisions of GLBA, treats any personally identifiable information as “financial” if the financial institution received the information in connection with providing a financial product or service to a consumer. Thus, any information provided by U.S. individual investors to the Firm in connection with the investment advisory relationship should be considered subject to these privacy requirements. In addition, information created in the course of the relationship, such as account balances and securities positions or transactions, is subject to privacy protection. It is the Firm’s policy to keep all Client information strictly confidential and not to disclose any such information to non-affiliated third parties, except as set forth in the Firm’s Privacy Notice.

Berenberg Asset Management LLC Code of Ethics

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2. Safeguarding Client Information

The Firm maintains safeguards that comply with federal standards to protect Client and investor information, restrict access to the personal and account information of Clients to those Employees who need to know that information in the course of their job responsibilities and requires that third parties with which the Firm or any private funds share investor information must agree to follow appropriate standards of security and confidentiality.

3. Procedures

.Safeguarding Client Information – Physical Facilities. The Firm’s physical office space is secure and accessible only by authorized personnel who have keys and/or electronic access cards.

Safeguarding Information – Training: To assist Employees in understanding their obligations with respect to non-public personal financial information of U.S. individual investors, the Chief Compliance Officer will:

•	Inform Employees regarding the Firm’s confidentiality and security standards for handling Client information by giving them a copy of this document.

•	Instruct Employees to take basic steps to maintain the security, confidentiality and integrity of Client information, including:

•	not leaving files, notes or correspondence in the open;

•	changing passwords periodically, and not posting passwords near computers;

•	conversing behind closed doors and not in the presence of any persons not authorized to hear or receive such information;

•	avoiding the use of speaker phones and discussions in hallways, elevators, and any public places; and

•	recognizing any fraudulent attempt to obtain Client information and reporting it to appropriate management personnel.

•	Limit access to Client information to Employees who have a business reason for seeing it.

•	Keep access to computer files containing Client information restricted by password.

•	Inform Employees not to leave open files that hold customer information on the computer while they are not at their desk.

•	Keep back-up computer files locked at alternate sites allowing access only to authorized persons.

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Oversee service providers by taking reasonable steps to select and retain service providers that are capable of maintaining appropriate safeguards and requiring service providers to agree contractually to implement and maintain such safeguards.

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Evaluate and adjust the information security program in light of results of testing and monitoring, any material changes to the Firm’s operations or business arrangements or any other circumstances that would impact the Firm’s information security program.

•	Impose disciplinary measures for any breaches.

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Outside service providers, including the Firm’s attorneys, auditors and administrators, may be given access to non-public personal financial information concerning U.S. individual Clients and investors in connection with the provision of services to the Firm and private funds. It is the Firm’s reasonable belief that such service providers are capable of maintaining and have in place appropriate safeguards to protect customer information.

Information Systems: The Firm’s information technology personnel will maintain the security of its information systems by:

•	Storing electronic Client or investor information on a secure server that is accessible only with a password and is kept in a physically-secure area;

•	Maintaining secure backup media and keeping archived data secure by storing off-line or in a physically secure area; and

•	Providing for secure data transmission when the Firm collects or transmits Client or investor information.

•	Disposing, when necessary and permissible, of Client information in a secure manner by, as applicable:

•	Supervising the disposal of records containing non-public personal information;

•	Erasing all data when disposing of computers, diskettes, magnetic tapes, hard drives or any other electronic media that contain Client or investor information;

•	Effectively destroying the hardware if necessary for obsolete or replaced hardware; and

•	Otherwise promptly disposing of outdated Client or investor information.

•	Using appropriate oversight to detect the improper disclosure or theft of Client or investor information.

Managing System Failures. To prevent attacks, intrusions or other system failures, the Firm’s information technology personnel will:

•	Maintain up-to-date and appropriate programs and controls by:

•	Addressing any breaches of physical, administrative or technical safeguards;

•	Checking with software vendors regularly to obtain and install patches that resolve software vulnerabilities;

•	Using anti-virus software that updates automatically; and

•	Maintaining up-to-date firewalls, particularly for broadband Internet access.

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Take steps to preserve the security, confidentiality and integrity of Client and investor information in the event of a computer or other technological failure by backing-up all Client and investor data regularly.

•	Maintain systems and procedures in order to limit access to non-public Client and investor information only to legitimate and valid users.

•	Notify Clients and investors promptly if their non-public personal information is subject to loss, damage or unauthorized access.

Berenberg Asset Management LLC Code of Ethics

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XII. CLIENT OPPORTUNITIES

No Covered Person may cause or attempt to cause any Client to purchase, sell or hold any security for the purpose of creating any personal benefit for him or herself. Sections 206(1) and 206(2) of the Advisers Act generally prohibit the Firm from employing a “device, scheme or artifice” to defraud Clients or engaging in a “transaction, practice or course of business” that operates as a “fraud or deceit” on Clients. While these provisions speak of fraud, they have been construed very broadly by the SEC and used to regulate, through enforcement action, many types of adviser behavior that the SEC deems to be not in the best interest of Clients or inconsistent with fiduciary obligations. One such category of behavior is taking advantage of investment opportunities for personal gain that would be suitable for Clients.

Accordingly, a Covered Person may not take personal advantage of any opportunity properly belonging to the Firm or any Client. This principle applies primarily to the acquisition of securities of limited availability for an employee’s own account that would be suitable and could be purchased for the account of a Client, or the disposition of securities from an employee’s account prior to selling a position from the account of a Client.

On the other hand, in the case of trades in listed securities in broad and deep markets, where the Covered Person’s participation will not affect Client investment opportunities, Covered Persons in certain situations may participate with Clients in aggregated or combined trades. Under certain limited circumstances, and only with the prior written approval of the Chief Compliance Officer, a Covered Person may participate in certain opportunities of limited availability that are deemed by the Chief Compliance Officer not to have an adverse effect on any Client.

A Covered Person may not cause or attempt to cause any Client to purchase, sell, or hold any security for the purpose of creating any benefit to Firm accounts or to Covered Person accounts.

1. Procedures

Disclosure of Personal Interest. If a Covered Person believes that he or she (or a related account) stands to benefit materially from an investment decision for a Client that the Covered Person is recommending or making, the Covered Person must disclose that interest to the Chief Compliance Officer. The disclosure must be made before the investment decision and should be documented by the Chief Compliance Officer.

Restriction on Investment. Based on the information given, the Chief Compliance Officer will make a decision on whether or not to restrict a Covered Person’s participation in the investment decision. In making this determination, the Chief Compliance Officer will consider the following factors, among others: (i) whether any Client was legally and financially able to take advantage of this opportunity; (ii) whether any Client would be disadvantaged in any manner; (iii) whether the opportunity is de minimis; and (iv) whether the opportunity is clearly not related economically to the securities to be purchased, sold or held by any Client.

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Record of Determination. A memorandum concerning the investment opportunity and the disposition of the approval request will be prepared promptly and maintained by the Chief Compliance Officer.

XIII. ORDER ENTRY

The SEC has detailed recordkeeping requirements that are discussed in a separate section of this document below. One of those requirements, Rule 204-2(a)(3) of the Advisers Act, dictates that memoranda of each order containing specified information be retained as a record of the adviser. In addition, the need to create information to demonstrate compliance with other duties related to portfolio management and trading, such as compliance with Client directions to use particular brokers and the requirement of fair and equitable allocations, dictates that orders be documented as set forth in the following procedures.

1. Procedures

Documentation of Orders. The portfolio manager or a designated member of the portfolio management team will be responsible to document each order, which must contain the information set forth below:

•	the terms and conditions of the order, including the name of the issuer and CUSIP number, the number of shares or dollar amount purchased and sold, the number of shares, price and commission;

•	the person who placed the order;

•	the participating account(s);

•	trade and settlement or cancellation dates;

•	the executing broker-dealer;

•	an indication whether the order is discretionary; and

•	notations of any modification or cancellation of the order.

Such orders and the information above will be stored electronically in the shadow book-keeping system under the supervision of the Investment Operations team.

Review and Monitoring. Trade tickets are reviewed daily for compliance with these procedures by portfolio managers or a designated member of the portfolio management team. Trades that do not appear to comply with these procedures will be reported to the Chief Compliance Officer who will investigate the trade and record the results, including any corrective action taken, in a memorandum.

Trade Reviews. A designated member of the portfolio management team, with support from designated operational personnel, shall be responsible for performing trade sheet and confirmation statement review and reconciling them to order entry on a daily basis.

Settlement. A designated member of the portfolio management team, with support from designated operational personnel, shall be responsible for the proper settlement of all Client transactions.

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XIV. ALLOCATION OF TRADES

The same investment decision may be made for more than one client of BAM. BAM is committed to allocating investment opportunities among its clients in a manner that, over time, is on a fair and equitable basis and has established the procedures set forth below to guide the determination of such allocations. It is the policy of the firm that investment decisions are to be made consistent with the investment objectives, guidelines and restrictions of Clients and that trades are to be allocated fairly and equitably among accounts participating in each transaction, taking into consideration the objectives, restrictions, investment strategy, asset allocation and benchmarks of each Client.

1. Procedures

In the event that purchase and sell orders of the same class of security are occurring at the same time for multiple accounts, the orders may be combined for the purpose of seeking best execution for each participant. An order that is partially filled, will, as a general matter, be allocated pro-rata in proportion to each participant’s original order or account size. Notwithstanding, additional factors may cause deviations from BAM’s general trade allocation methodology.

In those circumstances where a pro rata by order allocation is not possible, portfolio managers may look to the following factors in order to make allocation decisions, including, without limitation: (A) the relative actual or potential exposure of any particular Client to the type of investment opportunity in terms of its existing investment portfolio; (B) the investment objective of such Client; (C) cash availability, suitability, Client instructions, whether a purchase is being made for a specific Client, permitted leverage and available financing for the investment opportunity (including, without limitation, taking into account the levels/rates that would be required to obtain an appropriate return); (D) the likelihood of current income; (E) the size, liquidity and duration of the investment opportunity; (F) the seniority of loan and other capital structure criteria; (G) with respect to an investment opportunity originated by a third party, the relationship of a particular Client (or the portfolio manager) to or with such third party; (H) tax reasons; (I) regulatory reasons; (J) supply or demand for an investment opportunity at a given price level; (K) a Client’s risk or investment concentration parameters (including, without limitation, parameters such as geography, industry, issuer, volatility, leverage, liability duration or weighted average life, asset class type, or other similar risk metrics); (L) whether the investment opportunity is a follow-on investment; (M) whether the vehicle is in the process of fundraising or is open to redemptions (in which case, notions of net asset value and available capital may be subjectively adjusted to account for anticipated inflows or redemptions); and (N) such other criteria as are reasonably related to a reasonable allocation of a particular investment opportunity to one or more Clients (e.g., in the case of a Client ramp-up period or when incubating a particular investment strategy or product).

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XV. BEST EXECUTION

BAM’s primary consideration with regard to purchases and sales for its clients is obtaining the most favorable execution of the transactions needed. BAM will affect transactions with those brokers and dealers which it believes provide the most favorable prices and who are capable of providing efficient executions. The determinative factor is whether the transaction represents the best qualitative execution for the client account and not whether the lowest possible commission cost and price is obtained. BAM considers the full range of quality of the broker’s service in selecting brokers to meet best execution obligations and may not pay the lowest commission rates or prices available. BAM believes the following are some factors that contribute to efficient execution, although BAM is not required to weigh any of these factors equally:

•	size of the order,

•	the ability to effect prompt and reliable executions at favorable prices (including the applicable dealer spread or broker commission, if any),

•	difficulty of execution given the nature of the asset and/or prevailing market conditions,

•	operational capabilities and facilities of the broker or dealer involved,

•	the financial strength, integrity and stability of the broker,

•	whether that broker or dealer has risked its own capital in positioning a block of securities or other assets,

•	efficiency of confirmation and settlement of trades

•	the prior experience of the broker or dealer in effecting transactions of the type in which BAM will engage.

1. Procedures

New counterparty approval process. The Investment Operations and Compliance teams must approve a new counterparty prior to BAM engaging in transactions with the counterpart. Covered Persons should contact the Investment Operations team and Compliance to begin the process for approval and sign off of a new counterpart. New counterparts may face a heightened diligence process including:

•	Risk analysis

•	Financials analysis

•	Best execution analysis

Approval (email is acceptable) must be obtained prior to engaging in transactions with a new counterparty.

Pricing review. The Portfolio Team after trade execution will review pricing received on the trades. If executions were completed efficiently and reasonably then executing brokers may receive trading opportunities in the future.

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The Portfolio Management team will provide a report of this analysis to BAM Compliance. BAM Compliance will review the pricing reports and request an explanation for any deviations from the market range from the business professionals.

Broker review. On an annual basis or as needed, BAM’s Portfolio Management and Trading teams, as applicable, will rank brokers used on behalf of BAM clients. Relevant considerations will include price and availability of the securities. BAM Compliance will analyze these ranks against the volume of trades done with each counterpart.

XVI. PROXY VOTING

At this time, BAM will not vote proxies on behalf of a Client’s account. Generally, our investment universe does not include securities that have voting rights. In the event that a proxy is issued by a security in a U.S. account, BAM will forward all proxy solicitation and related materials, including annual and interim reports and any other issuer mailings that are received to the Client to vote. The Chief Compliance Officer will maintain a record of any proxy voting materials received by BAM.

XVII. CUSTODY

Investment advisers with custody or possession of client funds or securities are subject to the requirements of Rule 206(4)-2 under the Advisers Act. That rule requires, among other things, that:

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Firm Client funds and securities be maintained by a “qualified custodian” in a separate account for each Client under that Client’s name or in accounts that contain only Clients’ funds and securities, under the Firm’s name as agent or trustee for the Clients;

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the Firm give Clients notice in writing of the name and address of the qualified custodian(s) used and the manner in which the assets are maintained, promptly upon the opening of the account and following any change in the information;

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the Firm either provide, or have a reasonable belief that the custodian is providing, Clients with a quarterly statement showing the amount of funds and of each security in the Client’s account at the end of the period and setting forth all transactions in the account during that period; and

•	if the Firm itself provides the statement, all assets in the Firm’s custody must be verified at least annually by a “surprise audit” conducted by an independent public accountant.

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Definition of Custody. The term “custody” is defined as “holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them.” It includes specifically:

•

actual possession of Client funds or securities unless they are received inadvertently and returned to the sender within three business days of receiving them. If a Client mistakenly writes a check payable to the Firm, the Firm has three business days within which to return it and have it correctly made out to the custodian. Possession of checks drawn by Clients but payable to third parties is not deemed custody at all, so that if the Firm receives a check drawn to a custodian, it may forward it without itself being deemed to have custody of the funds.

•

any arrangement (including a general power of attorney) under which the Firm is authorized or permitted to withdraw Client funds or securities maintained with a custodian upon the Firm’s instruction. Thus, arrangements under which the Firm is authorized to deduct fees from Client accounts are deemed to result in the Firm having custody. Advisers who are deemed to have custody solely by virtue of deducting fees from client accounts do not have to answer affirmatively to the question on Form ADV about whether they have custody, however.

•

any capacity (including, for example, trustee of a trust, general partner to a limited partnership, managing member of a limited liability company) that gives the Firm or any individual who is a Covered Person of the Firm legal ownership of or access to Client funds or securities. The SEC does not view the Firm to have custody of the funds or securities of an estate, conservatorship or trust if the Covered Person has been appointed as executor, conservator or trustee as a result of family or personal relationship with the decedent, beneficiary or grantor (and not a result of employment with the Firm),

It is the general policy of the Firm not to accept physical custody of Client funds or securities. If the Firm would deduct fees from client accounts, the Firm would be deemed to have custody of Client funds. At this time, the Firm does not deduct fees and does not have custody.

Qualified Custodian and Notice. The Firm will maintain custody of Client funds or securities (other than uncertificated securities acquired directly from the issuer in private placements) with broker-dealers, banks, certain foreign banks or other similar “qualified custodians.” The Firm will give Clients notice in writing of the name and address of the qualified custodian(s) used and the manner in which the assets are maintained, promptly upon the opening of the account and after any change in the information.

Exceptions. Holdings of uncertificated securities acquired directly from the issuer in private transactions are exempted from the requirements that assets be maintained with qualified custodians and notice requirements. For securities to be eligible for this exception, ownership of the securities must be recorded only on the books of the issuer, and they must be transferable only with consent of the issuer.

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Account Statements. The Firm must either provide or have a reasonable belief that the custodian is providing, Clients with a quarterly statement showing the amount of funds and of each security in the Client’s account at the end of the period and setting forth all transactions in the account during that period.

Trusteeships. Employees of the Firm generally are not permitted to serve as trustees of Client assets. Any requests to serve in such capacity must be approved by the Chief Compliance Officer.

ERISA Considerations. ERISA plan assets must be held in trust, with certain limited exceptions. ERISA does not preclude the holding of securities in nominee name with a custodial bank, insurance company, registered broker-dealer, or clearing agency provided that the trustee remains the beneficial owner of the securities. ERISA also requires that the “indicia of ownership” of any plan assets (including assets of private funds that hold “plan assets”) be held within the jurisdiction of the U.S. federal courts. However, Department of Labor regulations permit the holding of certain foreign securities and currency outside of the U.S., provided that they are held under the management or control of a qualified fiduciary, or in the physical possession or control of a qualifying financial institution that is a U.S. domestic entity whose principal place of business is in the U.S.. ERISA also requires that any person who “handles” assets of a plan to be bonded. The Firm must either arrange for its own fidelity bond, or it must ensure that each ERISA Client covers the Firm under its own fidelity bond.

1. Procedures

Custodial Account. The Firm will not commence trading for an account unless it has received notification of the opening of a custodial account with a qualified custodian.

Notice to Clients/Investors. The name and address of the qualified custodian and the manner in which a managed account Client’s asset will be held will be disclosed to Clients either in a separate disclosure to the Client and/or in the investment advisory agreement.

No Assets Transferred to the Firm. Clients are instructed that all assets placed under the Firm’s management must be transferred directly to the qualified custodian, and that checks or wires of funds should be payable to the name of the qualified custodian and not to the Firm. Designated operations personnel will be responsible for the immediate return of checks or other instruments made out in the name of the Firm, and in no event more than three business days after receipt, with instructions that they be corrected to be payable to the qualified custodian.

Payment of Fees. BAM Clients will be billed directly for fees and the process and frequency will be set forth in each Client’s advisory agreement. At this time, BAM will not deduct fees from Clients’ accounts at the qualified custodian.

Account Statements. Separately managed accounts generally are in custody at brokers which will provide statements directly to the Client at least quarterly.

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Notice. The Chief Compliance Officer will review the Firm’s advisory agreements, special notifications and any private offering documents to make sure they provide required notice to Clients and/or investors of custodial arrangements.

XVIII. VALUATION

The objective of this valuation policy is to provide BAM a framework for adopting and implementing procedures for pricing investments. It is the Firm’s goal to adhere to valuation standards that are fair, consistent and independent when pricing the investments managed by BAM. Given the nature of certain markets in which BAM trades, values of securities may not be easily determined and may require judgments and inputs from multiple sources. As a result, the valuation procedures are designed to allow flexibility when valuing such securities.

1. Roles and Responsibilities

Investment Operations Team. The Investment Operations team is responsible for obtaining and compiling pricing information from multiple sources and assigning securities values based on the approved pricing sources in the pricing hierarchies. The Investment Operations team will:

(i)	Request and compile pricing information from approved vendors and brokers and assign values based on BAM’s Valuation Policy and Procedures;

(ii)	Collect price challenges and submit them to the approved vendor sources for evaluation. Communicate the response from the vendors to the Portfolio Management team and Compliance

(iii)	Process vendor and price override requests;

(iv)	Discuss with Compliance ;

(v)	Maintain all books and records with regard to valuation of BAM client securities.

Portfolio Management Team. The Portfolio Management team is responsible for reviewing the pricing reports provided by the Investment Operations team to ensure all prices are reasonable given the prevailing market condition.

If the Portfolio Management team disagrees with the prices, they can submit price challenges or vendor and price override requests through the Investment Operations team. The Investment Operations team will maintain records of such disagreements and their resolution.

Compliance Team. BAM Compliance is responsible for maintaining, monitoring and communicating the valuation policy and procedures to the relevant parties inside the Firm. These responsibilities include:

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(i)	Gathering feedback from the Investment Operations team and Portfolio Management teams to determine whether the current valuation process is appropriate;

(ii)	Recommending changes to the Performance Review Committee;

(iii)	Performing periodic tests to ensure that the Firm is adhering to this valuation policy. Any issues noted will be reported to the Investment Practices Committee.

2. Valuation Procedures

Obtaining and Documenting Prices - Price Source. In cases where an asset may trade on multiple exchanges, the Investment Operations team will use the price of such market place is the most liquid according to the data available. If a liquidity analysis is not available or applicable to the instrument being priced, the Investment Operations team will determine the exchange that is the principal market, or most appropriate market, for the security, document which exchange is the principal market or the most appropriate market and the basis for selecting such market, and use the last sale recorded on such exchange on the valuation date.

In the event that such exchange is closed on the valuation date, the Investment Operations team, as it deems appropriate, may use the last sale on the last date the exchange was open for valuing such asset. Such determination shall be documented by the Investment Operations team. In addition, the Investment Operations team may also consider the first sale on the first date the market is open after the valuation date to determine whether the last sale used to value the asset was reasonable. When reviewing the first sale following the valuation date, the Investment Operations team shall consider whether there were any significant developments between the valuation date and the date of the first sale that would materially impact the price (e.g., an announcement of market moving news such as a merger or a labor strike).

The Investment Operations team has access to and will utilize the pricing sources in SimCorp:

Instrument	Source
Equities	Telekurs
Bonds	Bloomberg
Funds/ETF	Telekurs / Investment Company
Future/Option	Telekurs
FX-Rates	Telekurs
Yield-Curves	Reuters
Volatility-Curves	Bloomberg
Index	Bloomberg
Additional Bank Price Sources	Reuters / WM / DWZ
Algorithm	MLM (Most Liquid Market Place)

Valuation Methodology. BAM generally will price investments on a monthly basis, or as otherwise required by its clients on a case by case basis. Securities are priced at mid. The security will be valued at the purchase price on the day of purchase. The valuation policy and procedures will govern the pricing process after the date of purchase.

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Where securities are quoted on a market exchange that is active with respect to such securities:

(i)	The last sale price on the appropriate securities exchange will be used.

(ii)	In the absence of a last sale on an active market exchange, the average of the bid/ask price will be used and if there is no ask price, the bid price will be used.

(iii)	The Investment Operations team shall identify any securities held that are subject to sales restrictions and inform the Portfolio Management team and Chief Compliance Officer of such restrictions.

Securities that are not quoted on a market exchange:

(i)	BAM will generally price fixed income securities using independent commercial pricing services approved by the BAM (see above).

(ii)

If a price is not available from the designated primary pricing vendor, a secondary vendor may be used. If vendor pricing is not available or is determined to be unreliable, the Investment Operations Group will use broker quotes as a price source.

(iii)

BAM will first attempt to obtain quotes from the brokers on BAM’s approved broker list who provide firm commitment to execute on the prices quoted or, if not available, an indicative quote. In general, BAM will use mid prices as the current values for the securities. The Investment Operations Group will maintain all documents related to the broker quotes.

Vendor Price Challenges. If the Portfolio Management team disagrees with the price given a security by a pricing vendor, they may challenge the price by communicating its disagreement to the Investment Operations team. The Investment Operations team will issue the challenge to the relevant pricing vendor. The Investment Operations team will maintain the documentation related to such challenges, as well as the response from the pricing vendor. BAM will generally use the vendor price once the vendor’s response is received.

Vendor Price Overrides. If the Portfolio Management team still disagrees with the response from the pricing vendor to the price challenge, they can request a vendor price override. When making such requests, the requesting team must explain the rationale for the override request and supply alternative quotes, such as secondary vendor pricing, broker quotes or other information to support the request.

The team requesting a price override must complete a Vendor/Price Override Form and submit the form to the Investment Operations team for record keeping and processing. The Investment Operations team will forward the request to the Chief Compliance Officer for review and approval.

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If approved, the Investment Operations team will document the approval and adopt the approved pricing. Unless there is a permanent change in the valuation process for the security, the valuation process applied to the next pricing period for the security will revert back to the standard valuation procedures.

XIX. TRADE ERRORS & MODIFICATIONS The SEC has stated that:

“an investment manager has an obligation to place orders correctly for its advised and non-advised accounts. Accordingly, if an investment manager makes an error while placing a trade for an account, then the investment manager, in order to comply with its obligation to its customer, must bear any costs of correcting such trade.”

1. Errors Subject to the Procedures

Errors may occur in either the investment decision-making or in the trading process. For purposes of this document, errors in both investment decision-making and trading are referred to as trade errors, which are defined to include:

•	purchases and sales of securities that the Firm knows or should have known were not legally authorized for a Client’s account;

•	purchases and sales of securities not authorized by the Client’s investment advisory contract or a private fund’s offering documents;

•

purchases or sales of a security different from the security on a portfolio manager’s order or in an amount different from that on a portfolio manager’s order and which in either case is inappropriate to implementation of the Client’s investment objectives;

•	failure to place a portfolio manager’s order to purchase/sell securities as intended.

Clerical mistakes that have an impact solely only on recordkeeping are not treated as trade errors.

It is the policy of the Firm that the utmost care is to be taken in making and implementing investment decisions on behalf of Client accounts. To the extent that any errors occur, they are to be corrected promptly and reported to the portfolio manager in charge of the account and the Chief Compliance Officer as set forth in the procedures below.

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2. Broker Errors

The SEC has taken the position that it is inappropriate to compensate brokers with soft dollars (i.e., directed brokerage business) for absorbing trade errors. To the extent that a broker-dealer absorbs losses due to an error caused by the investment adviser, in the SEC’s view, the broker-dealer is providing a benefit to the investment adviser, and not to the Client for whose account the error was made or to any other Clients. Under the Advisers Act (which covers relationships with all Clients), the receipt by the Firm of such a benefit is not protected as a soft dollar service by Section 28(e) and could be deemed a violation of the antifraud provisions of Section 206, as well as the Firm’s fiduciary duty. The absorption of trade error losses by a broker-dealer is not appropriate, in that it relieves the Firm of the responsibility it would otherwise have to bear the cost of the error. It is the policy of the Firm that trade errors are not to be resolved through soft dollar or other reciprocal arrangements with broker-dealers. From time to time brokers may themselves make errors in committing to fulfill orders placed by the Firm on behalf of Client accounts. It is permissible to grant a broker’s request to cancel or modify a trade under the following circumstances:

•

Good Faith Error. The portfolio manager must believe that the broker acted in good faith and made an honest mistake. The initials of the portfolio manager on any trade ticket evidencing cancellation or modification of the trade will be evidence of this belief. Any such cancellation or modification must be effected no later than the close of business on the next business day after the trade date.

•

No Loss to Client. There must be no actual loss or expense charged to the Client. If the broker is unable to deliver the security at the quoted price, the trade may be cancelled if there has been no adverse market movement which deprived the Client of other investment opportunities in the security. If the Firm did not take advantage of other investment opportunities in the same security, and if the market has moved adversely since the order was placed that the broker is seeking to reverse, the portfolio manager should request the broker to effect the trade at the next best price that could have been obtained for the Client by the Firm (as evidenced by records of other contemporaneous bids or offers, as applicable) at the time the initial order was placed. Any resulting loss should be absorbed by the broker.

•	No Reciprocal Arrangements. There must be no reciprocal arrangement with the broker with respect to the trade in question or other trades.

•

Records to be Maintained. Adequate records of the trade and its cancellation or modification, indicating “broker error” as the reason for such cancellation or modification, must be made by the portfolio manager and kept by the Chief Compliance Officer to permit review of the decisions taken and the reason therefor.

3. Procedures

The following procedures have been adopted for handling trade errors:

Discovery of Errors. Trade errors must be corrected as soon after discovery as reasonably practical, consistent with the orderly disposition (and/or acquisition, as applicable) of the securities in question. The portfolio manager who places the trade is responsible for confirming its accurate execution. In addition, the portfolio manager or a member of the portfolio management team will review trade reports daily and call to the attention of the appropriate portfolio manager and/or the Chief Compliance Officer any trades that appear to be erroneous.

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Immediate Post-Trade Correction. In the case of a potential trade error that is discovered after execution of the trade, the portfolio manager may avert the error by reallocating the trade to other Clients, provided that the trade represents a legitimate investment decision for such Clients. Any such reallocation must be effected in accordance with the Firm’s Policy and Procedures for Allocation of Investment Opportunities and Trades above, and shall not be treated as a trade error under this policy.

Post-Settlement Correction. Generally, a trade error that is discovered after settlement may be corrected by effecting the necessary transaction or transactions to correct the error in the market. Any error by an Employee is a Firm error. Any losses suffered by the Client as a result of a trade error caused by an Employee are to be reimbursed by the Firm. Any gains realized by a Client account as a result of a trade error caused by the Firm are to remain in the Client’s account. Netting of gains and losses between Clients or in the case of multiple trade errors resulting from more than one investment decision for the same Client is not permissible. Netting of gains and losses is permitted only in the circumstance in which more than one transaction must be effected to correct one or more trade errors made as a result of a single investment decision. Any netting of gains and losses must be approved by the Chief Compliance Officer.

Reporting of Errors to Clients. Trade errors involving a material breach of a Client’s investment policies or restrictions, or restrictions on investment and trading imposed by the law governing the account (including regulations promulgated under such law and, in the case of ERISA Clients, their plan documents) should be reported to the Client. The disclosure required under this paragraph may be included as part of the next routine periodic report sent to the Client, unless the Client specifically directs otherwise. Trade errors other than those involving investment policies or restrictions may be reportable to the Client, on a case-by-case basis, at the discretion of the Chief Compliance Officer or portfolio manager.

Cancellations and Corrections. Any trade ticket that is altered for the purpose of correcting a trade error by changing the trade date or time, the amount purchased or sold, the name of the security or the Client account must be recorded in a daily log of cancellations and modifications, which shall be reviewed and signed by the supervising portfolio manager at the end of the trading day. Any cancellation or modification due to a trade error must be so identified on the log. A copy of the signed log shall be provided to and maintained by the Chief Compliance Officer. All modifications or cancellations to an order after a trade ticket has been prepared must be noted on the trade sheet (or an attachment), together with the reason therefor.

Trade Error Record. The Chief Compliance Officer must be informed of all trade errors without regard to the dollar amount (including errors discovered and corrected pre-settlement). The Chief Compliance Officer will maintain a record of all trade errors and the action taken to correct them. Such record should include the name of the Client, the name of the person responsible for the error, the amount involved, the name of the security involved, the action taken to correct the error and such other information as may be appropriate under the circumstances.

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XX. CYBERSECURITY

BAM’s cybersecurity policy recognizes the critical importance of safeguarding clients’ personal information as well as the confidential and proprietary information of the Firm and its employees. Maintaining the security, integrity and accessibility of the data maintained or conveyed through the Firm’s operating systems is a fundamental requisite of our business operations and an important component of our fiduciary duty to our clients. While recognizing that the very nature of cybercrime is constantly evolving, BAM conducts periodic vulnerability assessments based on our firm’s use of technology, third-party vendor relationships, reported changes in cybercrime methodologies, and in response to any attempted cyber incident, among other circumstances.

Protecting all the assets of our clients and safeguarding the proprietary and confidential information of the firm and its employees is a fundamental responsibility of every BAM employee, and repeated or serious violations of these policies may result in disciplinary action, including, for example, restricted permissions or prohibitions limiting remote access; restrictions on the use of mobile devices; and/or termination.

1. Responsibility

These procedures set forth a process by which the Firm attempts to protect information and client assets from cyber-attacks by managing the various cybersecurity risks to systems, assets, data, and capabilities.

The Chief Compliance Officer is responsible for reviewing, maintaining and enforcing these policies and procedures to ensure meeting BAM’s overall cybersecurity goals and maintaining compliance with applicable federal and state laws and regulations. The Chief Compliance Officer may recommend disciplinary or other action as appropriate in the event of any violation of this policy. The Chief Compliance Officer is also responsible for distributing these policies and procedures to all Covered Persons and conducting appropriate training to ensure adherence.

2. Procedures

BAM has adopted various procedures to implement the Firm’s policy and conducts reviews to monitor and ensure the firm’s policy is observed, implemented properly and amended or updated, as appropriate, which include the following:

•	BAM restricts employees’ access to those networks resources necessary for their business functions;

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•	The Chief Compliance Officer or other designated person(s) conducts periodic risk assessments at least annually to identify cybersecurity threats, vulnerabilities, and potential business consequences;

•

BAM has adopted procedures to promptly eliminate access to all firm networks, devices and resources as part of its HR procedures in the event an employee resigns or is terminated, such employee is required to immediately return all firm-related equipment and information to the Chief Compliance Officer;

•

In general, BAM seeks to install technological impediments to prohibit employees from installing software on company owned equipment without the Chief Compliance Officer or other designated person(s) entering an administrative password;

•	the Chief Compliance Officer or other designated person(s) conducts periodic monitoring of the firm’s networks to detect potential cybersecurity events;

•

the Chief Compliance Officer or other designated person(s) oversee the selection and retention of third-party service providers, taking reasonable steps to select those capable of maintaining appropriate safeguards for the data at issue and require service providers by contract to implement and maintain appropriate safeguards;

•	the Chief Compliance Officer or other designated person(s) requires third-party service providers having access to the firm’s networks to periodically provide logs of such activities;

•

security procedures to protect nonpublic personal information that is electronically stored or transmitted include authentication protocols; secure access control measures, and encryption of all transmitted files;

•	to best protect our clients and the firm, all suspicious activity recognized or uncovered by personnel should be promptly reported to the Chief Compliance Officer and/or other designated persons; and

•	an employee must immediately notify his or her supervisor and/or the Chief Compliance Officer to report a lost or stolen laptop, mobile device and/or flash drive.

XXI. BUSINESS CONTINUITY PLAN

The Firm has adopted a business continuity and recovery plan (“Plan”) to be used in the event of a significant business interruption. The Plan has been provided to, and is accessible by, each Employee.

The Chief Compliance Officer will maintain a copy of the Plan and will furnish a copy to each Employee.

XXII. RECORD KEEPING

It is the policy of the Firm to comply fully with the detailed requirements under the Advisers Act for the preparation and retention of records related to its advisory business. In addition, it is Firm policy to prepare and retain other records that facilitate the conduct of its advisory business or the demonstration of compliance with best industry practices.

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Legal Requirements. Section 204 and Rule 204-2 under the Advisers Act impose various requirements on the Firm for the creation and maintenance of records. The charts below set forth brief descriptions of the records that must be kept and the periods of time for which they must be kept, as mandated by these provisions. The source of the legal requirement for creation and maintenance of the records is indicated in brackets after the description of each record. In some cases, best practices in the industry are the source of the requirement.

Time Periods for Record Retention. Generally, records related to the Firm’s business must be maintained and preserved in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record or during which the Firm last published or otherwise disseminated the regulated information. During the first two years, such records are to be maintained in an office of the Firm. Certain of the Firm’s own corporate documents must be maintained at the principal office of the Firm and preserved until at least three years after dissolution of the Firm.

Electronic Records. If records are stored electronically so that the Firm has immediate access to a record on a computer located in its own office, then the record is deemed to be maintained “at an appropriate office of the adviser.” If records are stored electronically or on film:

•	The records must be arranged and indexed so as to permit the prompt location of any particular records;

•	Printouts of records or copies of the computer tape or disk must be available to SEC examiners upon request;

•	A duplicate of the computer storage medium must be stored separately from the original; and

•	Procedures for the maintenance and preservation of and access to records must be implemented to safeguard the records from loss, alteration or destruction.

E-mail Monitoring/Retention. As previously noted, all e-mail is required to be monitored and retained. The Firm will retain all incoming and outgoing e-mail of its Employees that contain required records. Records in e-mail form are stored electronically via a third party vendor and have the capability of segregating them according to sender, recipient and other search data; searching e-mail data according to certain key words and providing access to attachments. All instant messaging is strictly prohibited except through Bloomberg terminals or instant messaging otherwise approved by the Chief Compliance Officer. Instant messages through Bloomberg terminals are retained by and available from Bloomberg.

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1.	Procedures

The chart below sets forth records required to be maintained under the federal securities laws, the required retention periods. The retention period of five years runs from the end of the fiscal year in which the record last had an entry made, or was last used. For more information or for questions on records which are not expressly detailed here, please discuss with the Chief Compliance Officer.

Required Documents	Period of Retention
1. Corporate books and records. [Advisers Act Rule 204-2(e)(2)] a. Partnership Articles b. Articles of Incorporation c. By-Laws d. Minute Books e. Stock Certificate Books	Life of entity + 3 years

2. Organizational chart, personnel directory and description of the functions and duties of each department and staff. [Best Practices]	5 years

3.  Written policies and procedures, including

a.   Compliance Policies and Procedures under Rule 206(4)-7

b.  Previously in effect insider trading policies and procedures

c.   Previously in effect privacy policies and procedures

d.  Previously in effect proxy voting policies and procedures. [Best Practices and Advisers Act Rule 206(4)-7].

6 years

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Required Documents	Period of Retention

4.  Records of personal securities transactions in which the Firm or its Employees (including Access Persons) have direct or indirect beneficial ownership or interest. [(Advisers Act Rule 204A-1]

a.   initial and annual holdings reports and quarterly transaction reports;

b.  a record of the names of persons who are or were in the past five years Access Persons of the Firm;

c.   records of any decisions to approve the acquisition by an Access Person of any shares in an initial public offering or a limited offering.

6 years

5. Documents evidencing registration status of the Firm with the SEC. [Best Practices]	Life of entity + 3 years

6. Form ADV, and any amendments to Form ADV, as filed with the SEC and the IARD. [Advisers Act Rule 204- 2(a)(14)]	Life of entity + 3 years

7. Notices or other communications made to states, as applicable. [Best Practices]	Life of entity + 3 years

8.  Copy of each composite Part II of Form ADV (or separate disclosure document or brochure) delivered to Clients and prospective Clients or offered to be delivered to Clients, record of the dates on which it was offered to Clients, copies of all requests sent by Clients to receive Part II of Form ADV, and records of transmittal to those Clients who requested it. [Advisers Act Rule 204-2(a)(14)]

5 years

9.  Copies of contracts and related documents.

a.   Investment management agreements.

b.  Any other documents reflecting the granting to the Firm power of attorney or discretionary authority. [Advisers Act Rule 204-2(a)(9)]

c.   Solicitation Agreements. [Advisers Act Rule 206(4)-3]

d.  Any other contracts relating to the business of the Firm. [Advisers Act Rule 204-2(a)(10)]

5 years

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Required Documents	Period of Retention

10.  Copies of all notices, circulars, advertisements, newspaper articles, investment letters, bulletins or other communications circulated to ten or more persons and supporting documentation for recommendations therein for the purchase or sale of specific securities. [Advisers Act Rule 204-2(a)(11)]

5 years

11.  All accounts, books, internal working papers, and any other records or documents that are necessary to demonstrate the calculation of any performance or rate of return figures presented in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that the investment adviser circulates or distributes to ten or more persons. [Advisers Act Rule 204-2(a)(16)]

5 years from the end of the fiscal year during which the information was last published

12.  Documents relating to third-party solicitors.

a.   Cash solicitation agreement with third-party solicitors.

b.  Disclosure statements of third-party solicitors.

c.   Written acknowledgments of receipt obtained from Clients.

d.  List of third-party solicitors with whom the Firm has contracted.

e.   List of accounts obtained by each third-party solicitor. [Advisers Act Rule 204-2(a)(15)]

5 years

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Required Documents	Period of Retention

13.  Financial books and records.

a.   Cash receipts and disbursements journal. [Advisers Act Rule 204-2(a)(1)]

b.  General and auxiliary ledgers. [Advisers Act Rule 204— 2(a)(2)]

c.   Check books, bank statements, cancelled checks and cash reconciliations. [Advisers Act Rule 204-2(a)(4)]

d.  All bills or statements relating to the Firm’s business as an investment adviser. [Advisers Act Rule 204-2(a)(5)]

e.   All trial balances, financial statements, and internal audit workpapers relating to the business of the Firm. [Advisers Act Rule 204-2(a)(6)]

f.   List of and documentation of loans to the Firm, including loans from Clients (if any), indicating the terms, amounts, dates of such loans and current balance. [Advisers Act Rule 206(4)-4 and Best Practices]

5 years

14.  Portfolio management and trading records, including:

a.   Memoranda of each order given by the Firm for the purchase or sale of any security, or any instruction received by the Firm from Clients concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction. Such memoranda should indicate (1) the terms and conditions of the order, instruction, modification or cancellation; (2) the portfolio manager who recommended the transaction; (3) the person who placed such order; (4) the account for which the order was placed; (5) the date of entry; (6) the bank or broker-dealer through which the order was entered and executed; and (7) whether the order was entered pursuant to discretionary authority. [Advisers Act Rule 204-2(a)(3)]

6 years

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Required Documents	Period of Retention

b.  Originals of all written communications received and copies of all written communications sent by the Firm relating to (1) any recommendation made or proposed to be made and any advice given or proposed to be given; (2) any receipt, disbursement or delivery of funds or securities; or (3) the placing or execution of any order to purchase or sell any security such as custodian statements, confirmations, statements sent to Clients and Client correspondence. [Advisers Act Rule 204-2(a)(7)]

5 years

c. Records showing separately for each Client the securities purchased and sold, and the date, amount and price of each such purchase and sale. [Advisers Act Rule 204- 2(c)(1)]	5 years

d.  For each security in which a Client holds a position, a securities cross-reference report showing the Client names and the number of shares they hold in such security. [Advisers Act Rule 204-2(c)(2)]

5 years

15. List or other record of all accounts in which the Firm is vested with any discretionary power with respect to the funds, securities or transactions of any Client. [Advisers Act Rule 204-2(a)(8)]	5 years

16. File of Client complaints. [Best Practices]	5 years

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and Compliance Policies and Procedures Manual

Required Documents	Period of Retention

17.  Records in connection with custody or possession of Client funds or securities, as applicable, including: [Advisers Act Rule 204-2(b)]

a.   Copies of custody agreements.

b.  List of all custodians and depositories to be used for Clients’ funds and securities, if applicable.

c.   Records reflecting all purchases, sales, receipts and deliveries of securities and all debits and credits to such accounts.

d.  Separate ledger account for each Client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits.

e.   Copies of confirmations of all transactions effected by or for such Clients.

f.   Record for each security in which any Client may have a position reflecting the name of the Client, the amount of his interest and the location of the security.

6 years

18. Copies of Exchange Act Ownership Reports. a. Schedules 13F, 13G and 13D. b. Forms 3, 4 and 5.	Life of entity + 3 years

19. A copy of each annual privacy notice delivered to Clients and a record of the date on which it was delivered. [Regulation SP]	5 years

20.  Documents related to the maintenance and implementation of compliance policies and procedures in this document, including:

a.   A copy of the Firm’s policies and procedures, and

b.  Any records documenting the Firm’s annual review of those policies and procedures. [Advisers Act Rules 206(4)-7 and 204-2(a)(17)]

6 years

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

Required Documents	Period of Retention

21.  Documents related to the maintenance and implementation of a Code of Ethics, including:

a.   A copy of the Firm’s Code that is in effect, or at any time within the past five years was in effect;

b.  A record of any violation of the Code, and of any action taken as a result of the violation; and

c.   A record of all written acknowledgments of receipt of the Code and amendments for each person who is currently, or within the past five years was, a supervised person of the Firm. [Advisers Act Rule 204-2(a)(12)]

d.  A record of all persons, currently or within the past 5 years who are required to make reports or who are or were responsible for reviewing such reports.

6 years

22.  Records related to proxy voting, including:

a.   Copies of proxy voting policies and procedures;

b.  Copies or records of each proxy statement received with respect to the securities of Clients for whom the Firm exercises voting authority (the Firm may rely on EDGAR as repository of proxy statement filed there);

c.   A record of each vote cast;

d.  Records pertaining to the Firm’s decision on the vote;

e.   A record of each written Client request for proxy voting information; and

f.   Copies of all written responses by the Firm to written or oral Client requests for proxy voting information. [Advisers Act]

5 years

23.  Compliance records related to policies and procedures adopted within this document, including, for example:

a.   Memoranda, if any, of investigations of potential insider trading; and

b.  Memoranda, if any, of investment opportunities, IPOs or private placements for which approval sought under Code of Ethics.

6 years

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

Required Documents	Period of Retention
24. Any written procedures adopted by the BAM’s Board of Directors and any information pertaining to those procedures, in particular, the code of ethics (6 years from last activity on fiscal year end)	6 years

25. Any written procedures adopted by BAM management (6 years from last activity on fiscal year end) relating to the mutual funds	6 years

26. Records of Advisory fees paid by the mutual funds advised by BAM	6 years

27. Client statements on closed accounts including ledgers, trade tickets, etc. (6 years from last activity on fiscal year end)	6 years

28. Prospectuses of mutual funds for which BAM acts as investment adviser	6 years

XXIII. THIRD PARTY SERVICE PROVIDERS

Policy

The Firm may utilize third parties to assist it in providing advisory services to Clients. As a matter of best practice, BAM will conduct the appropriate due diligence for US based service providers before entering into an agreement with a service provider and will provide adequate ongoing oversight.

As a matter of best practice, BAM should oversee service providers to whom they entrust investor data, who bear primary functional responsibility for compliance with particular laws or policies, or whose failure to maintain the integrity of its systems or internal controls, major operational disruption, or inability to continue as a going concern could reasonably be expected to have a material adverse effect on the Firm’s business.

The Firm employs the following measures to oversee such key providers:

•	Identify the service providers who fall into the category of key providers outlined above and assess the primary risks associated with such relationship;

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

•	Review of documents (e.g., SAS 70, BCDR plan, financial statements) or onsite reviews if deemed appropriate by management;

•	Evaluate whether the quality of services received is consistent with agreements and expectations.

These measures are undertaken periodically as determined by the Chief Executive Officer.

Responsibility and Procedures

The Chief Executive Officer, in consultation with other employees as appropriate, is responsible for identifying key service providers based on the criteria set forth above, and the risks associated with each provider. The Chief Executive Officer is also responsible for determining the appropriate oversight measures to be taken based on the risks presented and for ensuring appropriate disclosure with respect to affiliates or conflicts of interest.

Compliance will conduct reviews periodically for existing US based service providers.. Records of such evaluations and reviews are maintained as required.

Berenberg Asset Management LLC Code of Ethics

and Compliance Policies and Procedures Manual

Attachment A

Discretionary Managed Accounts Disclosure

Employee:

Time Period Covered:

I have retained a trustee or third-party manager (the “Manager”) to manage certain accounts of mine. Following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Please list the following account information:

Name of Broker, Dealer, or Bank	Account Number	Relationship to Manager (Independent Professional, Friend, Relative, etc.)

I acknowledge and certify that:

1.	I have no direct or indirect influence or control over the Accounts;

2.

If my control over the Accounts should change in anyway, I will immediately notify the Chief Compliance Officer in writing of such change and will provide any required information regarding holdings and transactions in the Accounts;

3.

I agree to provide reports of holdings and/or transaction (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of the Chief Compliance Officer;

4.	I did not suggest that the Manager make any particular purchases or sales of security for the Accounts during the period covered by this report;
5.	I did not direct the Manager to make any particular purchases or sales of securities for the Accounts during the period covered by this report;

6.	I did not consult with the Manager as to the particular allocation of investments to be made in the Accounts during the period covered by this report; and

7.	I will contact the Chief Compliance Officer immediately in the event that a discretionary or fully managed account over which I have direct or indirect beneficial ownership is opened.

Yes    ☐            No    ☐

I certify and acknowledge that the information in this form is true and correct to the best of my knowledge and agree to immediately notify the firm if such information becomes inaccurate in any way.

Signature:	Date: